EXHIBIT 10.3

PURCHASE AND SALE AGREEMENT

by and between

DESTA ONE PARTNERSHIP, LTD, a Texas limited partnership;
DESTA TWO PARTNERSHIP, LTD, a Texas limited partnership; and
DESTA FIVE PARTNERSHIP, LTD, a Texas limited partnership;

and

HARVARD PROPERTY TRUST, LLC

Effective Date:  May      , 2006

TABLE OF CONTENTS

ARTICLE 1 - CERTAIN DEFINITIONS		1

ARTICLE 2 - SALE AND PURCHASE OF PROPERTY		6

ARTICLE 3 - PURCHASE PRICE		6

3.1	Earnest Money Deposit	6
	3.1.1 Payment of Deposit.	6
	3.1.2 Payment of Additional Deposit.	6
	3.1.3 Applicable Terms; Failure to Make Deposit.	6

3.2	Cash at Closing.	7

ARTICLE 4 - TITLE MATTERS		7

4.1	Title Commitment and Survey.	7

4.2	Title Defects.	7
	4.2.1 Buyer’s Objections to Title; Seller’s Obligations and Rights.	7
	4.2.2 Discharge of Title Exceptions.	9
	4.2.3 No New Exceptions.	9

4.3	Title Insurance.	9

4.4	Survey.	9

ARTICLE 5 - BUYER’S DUE DILIGENCE/CONDITION OF THE PROPERTY		10

5.1	Buyer’s Due Diligence.	10
	5.1.1 Property Information.	10
	5.1.2 Access to Property.	10
	5.1.3 City of Austin Contact.	10
	5.1.4 Tenant Estoppel Certificates.	10
	5.1.5 Delivery of Buyer’s Due Diligence Reports.	11

5.2	As-Is, Where-Is, With All Faults Sale.	11

5.3	Termination of Agreement During Due Diligence Period.	12

5.4	Communication During Due Diligence Period.	12

ARTICLE 6 - ADJUSTMENTS AND PRORATIONS		12

6.1	Lease Rentals and Other Revenues.	12
	6.1.1 Rents.	12
	6.1.2 Other Revenues.	13

6.2	Lease Expenses.	13

6.3	Real Estate and Personal Property Taxes.	14
	6.3.1 Proration of Ad Valorem Taxes.	14
	6.3.2 Insufficient Information.	14

	6.3.3 Special Assessments.	14
	6.3.4 Personal Property Taxes.	14
	6.3.5 Utilities.	14

6.4	Other Property Operating Expenses.	14

6.5	Closing Costs.	14
	6.5.1 Costs To Be Paid By Buyer.	14
	6.5.2 Costs To Be Paid By Seller.	15

6.6	Cash Security Deposits.	15

6.7	Apportionment Credit.	15

6.8	Seller Work to be Completed.	15

6.9	Delayed Adjustment; Delivery of Operating and Other Statements.	15

ARTICLE 7 - CLOSING		15

7.1	Closing Date.	15

7.2	Title Transfer and Payment of Purchase Price.	16

7.3	Seller’s Closing Deliveries.	16
	7.3.1 Deed.	16
	7.3.2 Bill of Sale.	16
	7.3.3 Assignment of Tenant Leases.	16
	7.3.4 Assignment of Intangible Property.	16
	7.3.5 Notice to Tenants.	16
	7.3.6 Non-Foreign Status Affidavit.	16
	7.3.7 Evidence of Authority.	16
	7.3.8 Letters of Credit as Tenant Security Deposits.	17
	7.3.9 Keys and Original Documents.	17
	7.3.10 Memorandum of Agreement.	17
	7.3.11 Estimated Closing Statement.	17
	7.3.12 Updated Rent Roll.	17
	7.3.13 Other Documents.	17

7.4	Buyer’s Closing Deliveries.	18
	7.4.1 Purchase Price.	18
	7.4.2 Assignment of Leases.	18
	7.4.3 Assignments of Intangible Property.	18
	7.4.4 Memorandum of Agreement.	18
	7.4.5 Evidence of Authority.	18
	7.4.6 Estimated Closing Statement.	18
	7.4.7 Other Documents.	18

ARTICLE 8 - CONDITIONS TO CLOSING		19

8.1	Conditions to Seller’s Obligations.	19
	8.1.1 Representations True.	19
	8.1.2 Buyer’s Financial Condition.	19

	8.1.3 Buyer’s Deliveries Complete.	19

8.2	Conditions to Buyer’s Obligations.	19
	8.2.1 Representations True.	19
	8.2.2 Title Conditions Satisfied.	19
	8.2.3 Seller’s Deliveries Complete.	19
	8.2.4 Tenant Estoppels.	19

8.3	Waiver of Failure of Conditions Precedent.	19

8.4	Approvals not a Condition to Buyer’s Performance.	20

ARTICLE 9 - REPRESENTATIONS AND WARRANTIES		20

9.1	Buyer’s Representations.	20
	9.1.1 Buyer’s Authorization.	20
	9.1.2 Phoenix IV Sculpture.	20

9.2	Seller’s Representations.	21
	9.2.1 Seller’s Authorization.	21
	9.2.2 Other Seller’s Representations and Warranties.	21
	9.2.3 General Provisions Regarding Seller’s Warranties.	24

ARTICLE 10 - COVENANTS		25

10.1	Buyer’s Covenants.	25
	10.1.1 Confidentiality.	25
	10.1.2 Buyer’s Indemnity.	25

10.2	Seller’s Covenants.	26
	10.2.1 Service Contracts.	26
	10.2.2 Maintenance of Property.	26
	10.2.3 Disposition of Certain Settlements and Pending Claims.	26
	10.2.4 Additional Covenants of Seller.	27

10.3	Mutual Covenants.	28
	10.3.1 Publicity.	28
	10.3.2 Brokers.	28
	10.3.3 Tax Protests, Tax Refunds and Credits.	28
	10.3.4 Survival.	28

ARTICLE 11 - FAILURE OF CONDITIONS		29

11.1	To Seller’s Obligation to Close.	29

11.2	To Buyer’s Obligation to Close.	29

ARTICLE 12 - CONDEMNATION/CASUALTY		29

12.1	Right to Terminate.	29

12.2	Allocation of Proceeds and Awards.	30

12.3	Insurance.	30

12.4	Waiver.	30

ARTICLE 13 - ESCROW		30

13.1	Deposit.	30

13.2	Delivery.	30

13.3	Failure of Closing.	31

13.4	Stakeholder.	31

13.5	Taxes.	31

13.6	Execution By Escrow Agent.	31

ARTICLE 14 - LEASE EXPENSES		31

14.1	New Leases; Lease Modifications	31

ARTICLE 15 - GENERAL PROVISIONS AND MISCELLANEOUS		32

15.1	Buyer’s Assignment.	32

15.2	Exchange.	32

15.3	Survival/Merger.	32

15.4	Integration; Waiver.	33

15.5	Governing Law.	33

15.6	Captions Not Binding; Exhibits.	33

15.7	Binding Effect.	33

15.8	Severability.	33

15.9	Notices.	33

15.10	Counterparts.	34

15.11	No Recordation.	34

15.12	Additional Agreements; Further Assurances.	35

15.13	Construction.	35

15.14	Time of The Essence.	35

15.15	Facsimile Signatures.	35

15.16	No Third Party Beneficiaries.	35

15.17	Prevailing Party.	35

15.18	Exculpation.	35

v

LIST OF EXHIBITS

A.	Legal Description

B.	List of Contracts

C.	Property Information

D.	Rent Roll and List of Leases

E.	Form of Special Warranty Deed

F.	Form of Bill of Sale

G.	Form of Assignment of Tenant Leases

H.	Form of Assignment of Intangible Property

I.	Form of Notice to Tenants

J.	Form of Seller’s Non-Foreign Certificate

K.	List of Pending Litigation

L.	Memorandum of Agreement Regarding Phoenix IV sculpture

M.	Commission Agreements

N.	Management Agreement

O.	Development Agreement

P.	Promissory Note

Q.	Deed of Trust

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of May      , 2006, by and between the following named sellers:

Desta One Partnership, Ltd., a Texas limited partnership;

Desta Two Partnership, Ltd., a Texas limited partnership; and

Desta Five Partnership, Ltd., a Texas limited partnership;

(all of the above-named sellers hereinafter collectively referred to as “Seller”), and Harvard Property Trust, LLC, a Delaware limited partnership (“Buyer”).

W I T N E S S E T H:

In consideration of the mutual covenants and agreements set forth herein, the parties hereto do hereby agree as follows:

ARTICLE 1 - CERTAIN DEFINITIONS

As used herein, the following terms shall have the following meanings:

“Business Day” shall mean any day other than a Saturday, Sunday, or any federal or state of Texas holiday. If any period expires on a day which is not a Business Day or any event or condition is required by the terms of this Agreement to occur or be fulfilled on a day which is not a Business Day, such period shall expire or such event or condition shall occur or be fulfilled, as the case may be, on the next succeeding Business Day.

“Buyer’s Reports” shall mean the results of any examinations, inspections, investigations, tests, studies, analyses, appraisals, evaluations and/or investigations prepared by or for or otherwise obtained by Buyer or Buyer’s Representatives in connection with Buyer’s Due Diligence.

“Buyer’s Representatives” shall mean Buyer, any direct or indirect owner of any beneficial interest in Buyer, and any officers, directors, employees, agents, representatives and attorneys of Buyer or any such direct or indirect owner of any beneficial interest in Buyer.

“City” is the City of Austin, Texas.

“Closing” shall mean the closing of the Transaction.

“Closing Date” shall mean June 22, 2006, as the same may be extended pursuant to the express terms of this Agreement.

“Closing Tax Year” shall mean the Tax Year in which the Closing Date occurs.

“Commission Agreements” shall mean the agreements listed on Exhibit M attached hereto.

“Confidential Materials” shall mean any books, computer software, records, reports, documents or files (whether in a printed or electronic format) that consist of or contain any of the following:  appraisals; strategic plans for the Property; internal analyses; information regarding the marketing of the Property for sale; submissions relating to obtaining internal authorization for the sale of the Property by Seller or any direct or indirect owner of any beneficial interest in Seller; attorney work product; attorney-client privileged documents; internal correspondence of Seller, any direct or indirect owner of any beneficial interest in Seller, or any of their respective affiliates and correspondence between or among such parties; or other information in the possession or control of Seller, Seller’s property manager or any direct or indirect owner of any beneficial interest in Seller which such party deems proprietary or confidential.

“Contracts” shall mean all currently effective service, supply, maintenance and utility agreements, and all other currently effective contracts, subcontracts and agreements relating to the Real Property and the Personal Property and to which Seller is a party (including all contracts, subcontracts and agreements relating to the construction of any unfinished tenant improvements), all of which are described in Exhibit B attached hereto and incorporated herein by this reference, which are assignable to Buyer without the payment of any transfer fee or other consideration. Contracts shall not include, for purposes of the Assignments of Intangible Property, contracts to be terminated at the request of Buyer at Seller’s sole cost pursuant to this Agreement or contracts entered into in violation of Section 10.2.1.

“Deposit” shall mean the sum of Eight Million Two Hundred Thousand and No/100 Dollars ($8,200,000.00), to the extent the same is deposited by Buyer in accordance with the terms of Subsection 3.1.1 hereof, together with any interest earned thereon. Deposit shall further include the additional deposit and any interest earned thereon as required to be made per Subsection 3.1.2 hereof.

“Documents” shall mean the documents and instruments applicable to the Property or any portion thereof that Seller or any of the other Seller Parties deliver or make available to Buyer or Buyer’s Representatives prior to Closing or which are otherwise obtained by Buyer or Buyer’s Representatives prior to Closing, including, but not limited to, the Title Commitment, the Survey, the Title Documents, UCC Searches, and the Property Information.

“Due Diligence” shall mean examinations, inspections, investigations, tests, studies, analyses, appraisals, evaluations and/or investigations with respect to the Property, the Documents, and other information and documents regarding the Property, including, without limitation, examination and review of title matters, applicable land use and zoning Laws and other Laws applicable to the Property, the physical condition of the Property, and the economic status of the Property.

“Due Diligence Period” shall mean the period commencing prior to the execution of this Agreement and expiring at 5:00 p.m. on May 23, 2006.

“Effective Date” shall mean the date confirmed by the Escrow Agent on the page following the Buyer and Seller signatures to this Agreement.

“Escrow Agent” shall mean Partners Title Company, whose mailing address is 712 Main Street, Suite 2000E, Houston, TX 77002-3223, Attention: Reno Hartfiel, in its capacity as escrow agent.

“Estoppel Certificates” shall mean the Tenant Estoppel Certificates executed by the Tenants as provided by Seller pursuant to Section 5.1.4.

“Laws” shall mean all municipal, county, state or federal statutes, codes, ordinances, laws, rules or regulations.

“Leases” shall mean all leases for tenants of the Real Property on the Closing Date (including, without limitation, all New Leases).

“Liabilities” shall mean, collectively, any and all problems, conditions, losses, costs, damages, claims, liabilities, expenses, demands or obligations of any kind or nature whatsoever.

“Major Casualty/Condemnation” shall mean:

(a)                                  with respect to any condemnation or eminent domain proceedings that occurs after the date hereof, the portion of the Real Property that is the subject of such proceedings either (i) having a value in excess of One Million and No/100 Dollars ($1,000,000.00), or (ii) which, if taken, would materially and adversely affect the operation of the improvements on any Real Property or, with respect to unimproved portions of the Real Property, would materially and adversely affect the future development of improvements thereon; and

(b)                                 with respect to any casualty that occurs after the date hereof, either (i)  an uninsured casualty exceeding One Hundred Thousand Dollars ($100,000), or (ii) the portion of the Real Property that is damaged or destroyed has a cost of repair that is in excess of One Million Dollars ($1,000,000.00).

“New Leases” shall mean, collectively, any Lease executed between the Effective Date and the Closing Date which has been approved by Buyer.

“Official Records” shall be documents recorded in the Office of the County Recorder of Travis County, Texas.

“Other Property Rights” shall mean, collectively, Seller’s interest in and to all of the licenses, permits, entitlements, and other written authorizations necessary for the use, development, construction, operation or ownership of the Property to the extent that the same are in effect as of the Closing Date.

“Owner’s Title Policy” shall mean a TLTA Owner’s Form of title insurance policy in the form of the Title Commitment, in the amount of the Purchase Price.

“Permitted Exceptions” shall mean and include all of the following, subject to the rights of Buyer to object to matters of title and survey pursuant to Article 4 hereof and the right of

Buyer to terminate this Agreement pursuant to Article 5 hereof:  (a) applicable zoning and building ordinances and land use regulations, (b) non-monetary liens, encumbrances, covenants, conditions, restrictions, easements and other matters of record, except to the extent that the same are caused or created by Seller in violation of the terms of Subsection 4.2.3, (c) such exceptions to title as are approved of by Buyer and listed on Schedule B of the Title Commitment, including the Title Company’s standard printed exceptions (modified as indicated below), (d) such state of facts as disclosed in a Survey and physical inspection of the Property as approved by Buyer, (e) any exceptions caused by Buyer or any Buyer’s Representative, and (f) any matters deemed to constitute additional Permitted Exceptions under Subsection 4.2.1 hereof. The standard printed exceptions must be modified as follows: (a) the exception for restrictive covenants shall either be deleted or shall list specific restrictions; (b) the exception for ad valorem taxes shall reflect only taxes for the current year and subsequent years, and subsequent assessments for prior years due to changes in land usage or ownership, and shall be endorsed “not yet due and payable”; (c) there shall be no exception for “visible and apparent easements,” for “public or private roads” or the like; (d) there shall be no exception for “rights of parties in possession,” although there may be an exception for Leases specifically described in the Title Policy; and (e) any reference to submitting claims under the Title Policy to arbitration shall be deleted.

“Personal Property” shall mean, collectively, all tangible personal property owned by Seller that is located on the Real Property (but specifically excluding Seller’s furniture, computers, and personal property located in Suite 525 of Terrace VII, and the deer feeder located at Terrace VII which is owned by Vinson & Elkins) and all files of Seller relating to the Real Property or the Leases.

“Property” shall mean, collectively, (a) the Real Property, (b) the Personal Property, (c) Seller’s interest as landlord in all Leases; (d) if and to only the extent the same may be assigned or quitclaimed by Seller without any expense to Seller, the Contracts, and (e) the Other Property Rights.

“Property Information” shall have the meaning in Section 5.1.1.

“Purchase Price” shall mean the sum of One Hundred Sixty Seven Million Dollars ($167,000,000).

“Real Property” shall mean fee simple title to those certain parcels of real estate legally described in Exhibit A attached hereto and incorporated herein by this reference, together with all buildings, improvements and fixtures located thereon and all right, title and interest, if any, that Seller may have in and to all rights, privileges and appurtenances pertaining thereto.

“Reimbursable Lease Expenses” shall mean tenant improvement costs and brokerage  fees approved by Buyer and paid or incurred by Seller prior to Closing and arising out of or in connection with (a) any extensions, renewals or expansions under any Lease exercised or granted between the Effective Date and the Closing Date, and (b) any New Lease.

“Remove” with respect to any exception to title shall mean that Seller causes the Title Company to remove or affirmatively insure over an exception to the Owner’s Title Policy for the benefit of Buyer, without any additional cost to Buyer, whether such removal or insurance is made available in consideration of payment, bonding, indemnity of Seller or otherwise.

“Rent Roll” is the rent roll attached hereto as Exhibit D, which Rent Roll has been certified by Seller as true, correct and complete with respect to the Leases affecting the Real Property as of the Effective Date.

“Rents” shall mean all base rents, percentage rents, common area cost reimbursements, additional rent and any tax and operating expense reimbursements and escalations and other sums due from the tenants of the Property under the Leases.

“Required Removal Exceptions” shall mean, collectively, liens and encumbrances to the extent (and only to the extent) that the same (a) have not been caused by Buyer or any Buyer’s Representatives, and (b) are either:

(i)                                     liens evidencing monetary encumbrances, including, without limitation, all deeds of trust, mechanics and materialman’s liens, judgment liens, and tax or assessment liens (other than liens for non-delinquent general real estate taxes or assessments) which shall be Removed by payment of liquidated amounts (“Monetary Liens”);

(ii)                                  liens or encumbrances (including, but not limited to, Monetary Liens) created by Seller after the date of this Agreement in violation of Subsection 4.2.3; or

(iii)                               any Schedule C exceptions.

“Required Tenant Estoppels” shall mean the tenant estoppels from tenants occupying, in the aggregate, no less than eighty percent (80%) of the Terrace I, Terrace II, Terrace V and Terrace VII Buildings and for all tenants which lease more than 5,000 square feet of rentable area (except for Gjerset & Lorenz LLC, Bank of America, and Communications Workers of America, which, if Seller is unable to obtain, Seller shall provide a Seller’s estoppel) in the form attached to each tenant’s lease.

“Seller Parties” shall mean and include, collectively, (a) Seller; (b) its counsel; (c) Seller’s Broker; (d) Seller’s property manager, (e) any direct or indirect owner of any beneficial interest in Seller, (f) any officer, director, employee, or agent of Seller, its counsel, Seller’s Broker, Seller’s property manager or any direct or indirect owner of any beneficial interest in Seller; and (g) any other entity or individual affiliated or related in any way to any of the foregoing.

“Seller’s Warranties” shall mean Seller’s representations and warranties set forth in Section 9.2 and the limited warranty of title set forth in the deed executed by Seller in connection with Closing as the same may be deemed modified or waived by Buyer pursuant to this Agreement.

“Survey” shall mean an updated “as built” ALTA survey of the Property certified to Buyer to be obtained as set forth in Article 4.

“Tax Year” shall mean the year period commencing on January 1 of each calendar year and ending on December 31 of each calendar year.

“Title Commitment” shall mean that certain commitment to issue an extended coverage Owner’s Policy of Title Insurance with respect to the Property, issued by the Title Company.

“Title Company” shall mean Partners Title Company, Houston, Texas, as agent for Lawyers Title Company.

“Title Documents” shall mean all documents referred to on Schedules B and C of the Title Commitment as exceptions to coverage.

“Title Objections” shall mean any exceptions to title to which Buyer is entitled to and timely objects in accordance with the terms of Subsection 4.2.1(a).

“Transaction” shall mean the transaction contemplated by this Agreement.

“UCC Searches” shall mean the searches of the Uniform Commercial Code records maintained by the Texas Secretary of State to be delivered pursuant to Section 4.1.

ARTICLE 2 - SALE AND PURCHASE OF PROPERTY

Seller agrees to sell, transfer and assign to Buyer, and Buyer agrees to purchase, accept and assume from Seller, subject to the terms and conditions set forth in this Agreement and the Exhibits attached hereto, all of Seller’s right, title and interest in and to the Property.

ARTICLE 3 - PURCHASE PRICE

In consideration of the sale of the Property to Buyer, Buyer shall pay to Seller an amount equal to the Purchase Price, as prorated and adjusted as set forth in Article 6, or as otherwise provided under this Agreement.

3.1          Earnest Money Deposit.

3.1.1     Payment of Deposit. Within three (3) Business Days after the Effective Date of this Agreement, Buyer shall pay Two Million Dollars ($2,000,000) of the Deposit to Escrow Agent in immediately available funds (by wire transfer, certified check or other immediately available funds).

3.1.2     Payment of Additional Deposit. Subject to Buyer not having terminated this escrow on or before the expiration of the Due Diligence Date, within one (1) Business Days after the expiration of the Due Diligence Period, Buyer shall deposit an additional sum of Six Million Two Hundred Thousand Dollars ($6,200,000) with Escrow Agent in immediately available funds.

3.1.3     Applicable Terms; Failure to Make Deposit. Except as expressly otherwise set forth herein, the Deposit shall be credited against the Purchase Price on the

Closing Date and shall otherwise be held and delivered by Escrow Agent in accordance with the provisions of Article 13. Should Buyer fail to make the additional deposit described in Section 3.1.2, this Agreement shall terminate and the Escrow Agent shall return the Deposit to Buyer.

3.1.4     Non-Refundable. Except as provided below, $250,000.00 of the Deposit shall not be refundable to Buyer but shall be applied to the Purchase Price at Closing. Except as expressly otherwise set forth herein, the Deposit shall be credited against the Purchase Price on the Closing Date and shall otherwise be held and delivered by Escrow Agent in accordance with the provisions of Article 13. Should Buyer fail to make the additional deposit described in Section 3.1.2, this Agreement shall terminate and the Escrow Agent shall return the Deposit to Buyer. Notwithstanding the above the full Deposit shall be refundable to Buyer in the event that (i) the Buyer terminates this Agreement pursuant to Section 5.3, if, during the Due Diligence Period, Buyer determines that any information furnished to Buyer by Seller or its representatives prior to the Effective Date was false or misleading in any material respect, or (ii) this Agreement is terminated due to the failure of an amendment to this Agreement which includes Exhibits N, O, P, and Q.

3.2          Cash at Closing. On the Closing Date, Buyer shall pay to Seller (such payment being made through the escrow arrangement noted in Section 7.1) in immediately available funds by wire transfer as more particularly set forth in Section 7.2, as prorated and adjusted as set forth in Article 6 or as otherwise provided under this Agreement, the amount by which the Purchase Price exceeds the amount of the Deposit, and Escrow Agent shall pay the Deposit to Seller on the Closing Date.

ARTICLE 4 - TITLE MATTERS

4.1          Title Commitment and Survey. Sellers shall deliver to Buyer within five (5) days of the Effective Date of this Agreement:  a copy of the existing title commitment issued April 6, 2006, by Fidelity National Title Insurance Company which covers the Real Property and copies of existing surveys of the Property prepared in April of 2006. Not less than ten (10) days prior to the Closing Date, Seller shall provide the Surveys and a current search of the Uniform Commercial Code records maintained by the Texas Secretary of State for each Seller. Buyer, at Seller’s sole cost and expense, shall be responsible for obtaining a currently dated commitment for an owner’s policy of title insurance (the “Title Commitment”) on the Real Property issued by the Title Company and copies of the documents pertaining to the exceptions to title listed in the Title Commitment. Upon receipt of the Title Commitment by Buyer, Buyer shall immediately forward a copy of the Title Commitment to Seller. Seller shall require an update of each Survey based upon the Title Commitment.

4.2          Title Defects.

4.2.1     Buyer’s Objections to Title; Seller’s Obligations and Rights.

(a)           On or before 5:00 p.m. on May 19, 2006, Buyer shall have the right to object in writing to any title matters that appear on the Title Commitment,

the surveys delivered during the Due Diligence Period, and any supplemental title reports or updates to the Title Commitment, whether or not such matters constitute Permitted Exceptions (the “Title Objections”). Unless Buyer is entitled to and timely objects to such title matters, all such title matters shall be deemed to constitute additional Permitted Exceptions. Notwithstanding the foregoing, the date on which Title Objections must be made pursuant to this Section 4.2.1(a) shall be extended for one (1) day for each day that the existing title commitment and existing surveys are delivered by Seller pursuant to Section 4.1 after the date required for such deliveries by Seller in Section 4.1.

(b)           Seller shall have until 5:00 p.m. on May 24, 2006, to give Buyer notice (“Seller Notice”) that (i) Seller will remove any Title Objection from title (or, if acceptable to Buyer, in Buyer’s reasonable judgment, afford the Title Company necessary information or certifications to permit it to insure over such Title Objection) or (ii) Seller’s election not to cause such exception to be Removed. Seller’s failure to provide such notice to Buyer as to any Title Objection shall be deemed an election by Seller not to Remove such Title Objection. If Seller notifies Buyer or is deemed to have notified Buyer that Seller will not Remove or insure over any or all Title Objections, Buyer shall, prior to the end of the Due Diligence Period determine if Buyer will (y) proceed with the Purchase and take the Property subject to such Title Exception or (z) terminate this Agreement (and receive a return of its Deposit). Buyer’s failure to give Seller notice of its election hereunder will be deemed an election by Buyer under clause (y) above.

(c)           In addition, after the expiration of the Due Diligence Period, Buyer shall have the right to object in writing to any survey or title matters that are not Permitted Exceptions, if such matters initially appear on any supplemental title reports or updates to the Title Commitment issued after the expiration of the Due Diligence Period and were not present on earlier title reports or updates, and if such matters are placed of record after the Effective Date in any update to the Title Commitment received prior to the Closing, so long as such objection is made by Buyer within five (5) Business Days after Buyer becomes aware of the same (but, in any event, prior to the Closing Date). In such event, Seller shall use reasonable efforts to remove such Title Objection prior to Closing. In the event Seller is not able to remove such materially adverse Title Objection, Buyer may terminate this Agreement without default and receive a return of the Deposit.

(d)           If Seller is unable to Remove any Required Removal Exceptions or any other Title Objection that it has previously elected to Remove prior to the Closing, Buyer may at Closing elect to either (a) terminate this Agreement, in which event the Deposit shall be paid to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement, or (b) waive such Title Objection and the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price.

(e)           Notwithstanding anything in this Agreement to the contrary, Seller shall cause all Required Removal Exceptions to be removed at Closing, and portions of the Purchase Price may be used to discharge the Required Removal Exceptions.

4.2.2     Discharge of Title Exceptions. If on the Closing Date there are any Required Removal Exceptions which Seller shall pay and discharge at Closing or any other Title Objections which Seller has elected in writing to pay and discharge, Seller may use any portion of the Purchase Price to satisfy the same, provided Seller shall cause the Title Company to Remove the same.

4.2.3     No New Exceptions. From and after the Effective Date, Seller shall not execute any deed, easement, restriction, covenant or other matter affecting title to the Property unless Buyer has received a copy thereof and has approved the same in writing. If Buyer fails to approve in writing any such proposed instrument within five (5) Business Days after receipt of the aforementioned notice, Buyer shall be deemed to have rejected the proposed instrument. Buyer’s consent shall not be unreasonably withheld or delayed with respect to any such instrument that is proposed prior to the end of the Due Diligence Period. Buyer, in its sole and absolute discretion, shall be entitled to grant or withhold its consent with respect to any such instrument that is proposed between the end of the Due Diligence Period and the Closing.

4.3          Title Insurance. At Closing, the Title Company shall issue the Owner’s Title Policy, at Seller’s cost in accordance with Section 6.5.2 hereof, in an amount equal to the Purchase Price to Buyer, insuring that title to the Real Property is vested in Buyer subject only to the Permitted Exceptions. Buyer shall be entitled to request that the Title Company provide such additional endorsements (or amendments) to the Owner’s Title Policy that are not required to be furnished by Seller, as Buyer may reasonably require, provided that (a) Buyer’s obligations under this Agreement shall not be conditioned upon Buyer’s ability to obtain such endorsements and, if Buyer is unable to obtain such endorsements, Buyer shall nevertheless be obligated to proceed to close the Transaction without reduction of or set off against the Purchase Price, and (b) the Closing shall not be delayed as a result of Buyer’s request and (c) Buyer shall be responsible for all premiums associated with the additional endorsements.

4.4          Survey. The Survey shall (a) locate all easements (whether of record or apparent from an inspection of the Real Property) and rights of way on or adjacent to the Real Property (identified by recording data, if applicable), (b) show improvements situated on the Real Property and the dimensions of all buildings thereon, (c) show the location and size of all streets (existing or proposed) on or adjacent to the Property, (d) show any encroachments or protrusions, railroads, rivers, creeks, or other water courses, fences, utilities (including size and location), and other matters located on or affecting the Property (and any recording information relating thereto), (e) set forth the number of square feet comprising the Property, together with a legal description of the boundaries of the Property by metes and bounds; (f) certify that the Property does not lie within the 100-year flood plain as established by the U.S. Army Corps of Engineers, (g) contain a certification by the surveyor in the form acceptable to Buyer, and (h) in general, comply with the standards for an American Land Title Association survey.

ARTICLE 5 - BUYER’S DUE DILIGENCE/CONDITION OF THE PROPERTY

5.1          Buyer’s Due Diligence.

5.1.1     Property Information. Seller shall make available (or cause its property manager to make available) to Buyer on or before May 8, 2006, the information listed on Exhibit C attached hereto (collectively, the “Property Information”). Except as otherwise expressly provided herein, Seller makes no representations or warranties as to the accuracy or completeness of the Property Information other than they are not aware of any inaccuracy or incompleteness.

5.1.2     Access to Property. Between the date hereof and the Closing Date, Seller shall allow Buyer and Buyer’s Representatives access to the Property upon reasonable prior notice at reasonable times provided (a) such access does not unreasonably interfere with the operation of the Property or the rights of tenants; (b) Buyer shall not contact any tenant without prior notice to Seller; and (c) Seller or its designated representative shall have the right to pre-approve and be present during any physically invasive testing of the Property; however, Buyer may cause a Phase I environmental site assessment to be prepared without Seller’s consent. In addition, Seller will make or cause to be made available to Buyer for copying, at Seller’s sole cost and expense, the property files of Seller and the management agent for the Property (other than those files containing Confidential Materials). Buyer shall immediately return the Property to the condition existing prior to any tests and inspections. Prior to such time as Buyer or any of Buyer’s Representatives enter the Property to conduct any invasive testing or inspections, Buyer shall (i) obtain policies of general liability insurance which insure Buyer and Buyer’s Representatives with liability insurance limits of not less than $1,000,000 combined single limit for personal injury and property damage and name Seller and Seller’s property manager as additional insureds, and (ii) provide Seller with certificates of insurance evidencing that Buyer has obtained the aforementioned policies of insurance.

5.1.3     City of Austin Contact. Between the date hereof and the Closing Date, Buyer and Buyer’s Representatives may make inquiry with the City of Austin regarding the status of the Real Property. Buyer agrees that if Buyer conducts any meetings (including telephone meetings) with any official with a title of department head or greater, Buyer shall give Seller not less than twenty-four (24) hours prior notice of any meeting, and Seller shall have the right for a representative of Seller to be at any such meeting.

5.1.4     Tenant Estoppel Certificates. Prior to the Effective Date, Seller has delivered to Buyer a copy of the executed estoppel certificates recently obtained by Seller. Five (5) business days prior to Closing, Seller shall deliver to Buyer the Required Tenant Estoppels.

5.1.5     Delivery of Buyer’s Due Diligence Reports.

(a)          During the Due Diligence Period, Buyer shall within five (5) business days of receipt provide Seller with a copy of any draft of and any final structural engineering reports prepared by third parties which Buyer receives regarding the Property.

(b)         In the event Buyer terminates this Agreement pursuant to a right to terminate as otherwise set forth in this Agreement, Buyer shall deliver to Seller a copy of Buyer’s Due Diligence Reports and studies with Buyer’s notice of termination of Escrow and this Agreement.

(c)          “Due Diligence Reports” as used in this paragraph shall mean studies, reports and evaluations of the Property commissioned by Buyer, but shall not mean any such studies, reports and evaluations commissioned by any entity lending funds to Buyer for the purchase of the Property unless such studies, reports and evaluations are made available to Buyer and shall not include any internal memoranda or correspondence, or financial projections or matters subject to an attorney-client privilege or constitute attorney work product. Seller agrees that all Due Diligence Reports are trade secrets of Buyer, that Seller shall use the Due Diligence Reports only for Seller’s internal evaluation of the Property, and Seller shall not furnish or make available the Due Diligence Reports to any person or entity other than Seller’s owners, consultants or attorneys. All due diligence reports are provided without representation or warranty regarding the accuracy of the matters stated therein.

5.2          As-Is, Where-Is, With All Faults Sale. Buyer acknowledges and agrees as follows:

5.2.1      During the Due Diligence Period, Buyer has reviewed the Property Information received from Seller, and has conducted (or has waived its right to conduct), and shall continue to conduct, such Due Diligence as Buyer has deemed or shall deem necessary or appropriate.

5.2.2      The Property shall be sold, and Buyer shall accept possession of the Property on the Closing Date, “AS IS, WHERE IS, WITH ALL FAULTS,” with no right of setoff or reduction in the Purchase Price except as set forth in Sections 4.2.1(a), 10.2.3 and Articles 6 and 12.

5.2.3      Except for Seller’s Warranties, none of the Seller Parties have or shall be deemed to have made any verbal or written representations, warranties, promises or guarantees (whether express, implied, statutory or otherwise) to Buyer with respect to the Property, any matter set forth, contained or addressed in the Documents (including, but not limited to, the accuracy and completeness thereof) or the results of Buyer’s Due Diligence.

5.2.4      Buyer shall independently confirm to its satisfaction all information that it considers material to its purchase of the Property or the Transaction.

In addition, Buyer expressly understands and acknowledges that it is possible that unknown Liabilities may exist with respect to the Property and that Buyer explicitly took that possibility into account in determining and agreeing to the Purchase Price, and that a portion of such consideration has been bargained for between parties with the knowledge of the possibility of such unknown Liabilities. Notwithstanding the foregoing, such acknowledgment is not intended to, and shall not be construed to, (i) effect any contractual assumption of liability as to matters which are not expressly assumed by Buyer in the documents executed by the parties in connection with the Transaction, or (ii) affect or impair any rights or remedies that Buyer may have against Seller as a result of a breach of any of Seller’s Warranties.

5.3          Termination of Agreement by Buyer During Due Diligence Period. If Buyer, in its sole and absolute discretion, is not satisfied with the results of its Due Diligence during the Due Diligence Period, Buyer may terminate this Agreement by written notice to Seller at any time prior to 5:00 p.m. Central Time on the last day of the Due Diligence Period, and, in the event of such termination, neither Seller nor Buyer shall have any liability hereunder except for those obligations which expressly survive the termination of this Agreement and Buyer shall be entitled to the return of the Deposit. In the event Buyer fails to notify Seller that Buyer has satisfactorily completed its Due Diligence of the Property pursuant to this Article 5 prior to 5:00 p.m. Central Time on the last day of the Due Diligence Period, Buyer shall be deemed to have exercised its rights to terminate this Agreement in accordance with this Article 5, in which event the Deposit, less $250,000, shall be refunded to Buyer, subject to the provisions of  Section 3.1.4.

5.4          Communication During Due Diligence Period. Buyer agrees that during the Due Diligence Period, Buyer shall advise Seller in writing within seven (7) business days of any condition or concern which Buyer considers in its sole discretion to be material in connection with information received during the Due Diligence Period in order that Seller may commence efforts to remedy such condition or concern, provided this provision shall not preclude the return of the Deposit upon the termination pursuant to Section 5.3.

5.5          Termination of Agreement by Seller at end of Due Diligence Period. If Buyer and Seller have not executed one or more amendments to this Agreement which include Exhibits N, O, P, and Q as Exhibits to this Agreement prior to the end of the Due Diligence Period, Seller shall have the option to terminate this Agreement by giving written notice to Buyer.

ARTICLE 6 - ADJUSTMENTS AND PRORATIONS

The following adjustments and prorations shall be made at Closing:

6.1          Lease Rentals and Other Revenues.

6.1.1     Rents. All collected Rents shall be prorated between Seller and Buyer as of 12:01 a.m. on the Closing Date. Seller shall be entitled to all Rents attributable to any period prior to but not including the Closing Date. Buyer shall be entitled to all Rents attributable to any period on and after the Closing Date.

Rents not collected as of the Closing Date shall not be prorated at the time of Closing. After Closing, Buyer shall make a good faith effort to collect any Rents not collected as of the Closing Date on Seller’s behalf and to tender the same to Seller upon receipt (which obligation of Buyer shall survive the Closing and not be merged therein);  provided, however, that all Rents collected by Buyer on or after the Closing Date shall first be applied to all amounts due under the Leases at the time of collection (i.e., current Rents and sums due Buyer as the current owner and landlord) with the balance (if any) payable to Seller, but only to the extent of amounts delinquent and actually due Seller, net of reasonable related third party collection costs incurred by Buyer. Buyer shall not have an exclusive right to collect the sums due Seller under the Leases and Seller hereby retains its rights to pursue claims against any tenant under the Leases for sums due with respect to periods prior to the Closing Date; provided, however, that Seller (i) shall be required to notify Buyer in writing of its intention to commence or pursue such legal proceedings; (ii) shall only be permitted to commence or pursue any legal proceedings with Buyer’s consent; and (iii) shall not be permitted to commence or pursue any legal proceedings against any tenant seeking eviction of such tenant or the termination of the underlying lease. The terms of the immediately preceding sentence shall survive the Closing and not be merged therein.

6.1.2     Other Revenues. Revenues from Property operations [other than Rents (which shall be prorated as provided in Subsection 6.1.1)and pre-paid installments or other payments under Contracts (which shall be the sole property of Seller)] that are actually collected shall be prorated between Buyer and Seller as of 12:01 a.m. on the Closing Date. Seller shall be entitled to all such revenues attributable to any period to but not including the Closing Date and Buyer shall be entitled to all such revenues attributable to any period on and after the Closing Date. After Closing, Buyer shall make a good faith effort to collect any such revenues not collected as of the Closing Date on Seller’s behalf and to tender the same to Seller upon receipt (which obligation of Buyer shall survive the Closing and not be merged therein). Buyer shall not have an exclusive right to collect such revenues and Seller hereby retains its rights to pursue claims against any parties for sums due with respect to periods prior to the Closing Date; however, Seller shall not seek to terminate any Contract or other agreement assumed by Buyer.

6.2          Lease Expenses. At Closing, Buyer shall reimburse Seller for any and all Reimbursable Lease Expenses to the extent that the same have been approved by Buyer and paid by Seller prior to Closing. In addition, at Closing, Buyer shall assume Seller’s obligations to pay, when due (whether on a stated due date or accelerated) any Reimbursable Lease Expenses  approved by Buyer and unpaid as of the Closing, and Buyer hereby agrees to indemnify and hold Sellers harmless from and against any and all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) with respect to such Reimbursable Lease Expenses which remain unpaid for any reason at the time of Closing, which obligations of Buyer shall survive the Closing and shall not be merged therein. Each party shall make available to the other all records, bills, vouchers and other data in such party’s control verifying Reimbursable Lease Expenses and the payment thereof.

6.3          Real Estate and Personal Property Taxes.

6.3.1       Proration of Ad Valorem Taxes. Buyer and Seller shall only prorate ad valorem real estate and personal property taxes for the Property that are actually payable for the Closing Tax Year, regardless of the year for which such taxes are assessed. As a result, if real estate or personal property taxes for the Property are paid in arrears (i.e., taxes paid during any Tax Year are assessed for or otherwise attributable to the previous Tax Year), there shall be no proration of such real estate taxes assessed and the taxes assessed for the previous Tax Year shall be paid by Seller (or if not paid, credited against the Purchase Price).

6.3.2       Insufficient Information. If, at Closing, the real estate and/or personal property tax rate and assessments have not been set for the taxes due and payable during the Closing Tax Year, then the proration of such taxes shall be based upon the rate and assessments for the preceding Tax Year.

6.3.3       Special Assessments. Seller shall pay all installments of special assessments due and payable prior to the Closing Date and Buyer shall pay all installments of special assessments due and payable on and after the Closing Date; provided, however, that Seller shall not be required by the foregoing to pay any installments of special assessments which have not been confirmed or which relate to projects that have not been completed as of the Closing, but Seller shall pay all unpaid sums, whether or not payable in installments, for all completed projects or improvements due and payable prior to the Closing Date.

6.3.4       Personal Property Taxes. Personal Property Taxes shall be prorated in the same manner as Real Property Taxes, based, however, on the prior Tax Year’s tax rates and valuations.

6.3.5       Utilities. With respect to any utility for which there is no meter, the expenses for such utility shall be prorated between Buyer and Seller at Closing based upon the most current bill for such utility. Any deposits for utilities shall inure to the benefit of and be deemed assigned to Buyer. Seller and Buyer shall cooperate to cause the transfer of utility company accounts from Seller to Buyer.

6.4          Other Property Operating Expenses. Operating expenses for the Property shall be prorated as of 12:01 a.m. on the Closing Date. All utility charges and other operating expense bills attributable to the Property and paid by Seller shall be deducted by Seller from the Additional Rent collected by Seller attributable to 2006. The excess of such Additional Rent shall be credited to Buyer at Closing.

6.5          Closing Costs.

6.5.1       Costs To Be Paid By Buyer. Buyer shall pay the following costs and expenses associated with the Transaction: (a) all costs of Buyer’s Due Diligence, including fees due its consultants and attorneys, (b) all lenders’ fees related to any financing to be obtained by

Buyer, (c) one half of all escrow and closing charges and (d) the costs of any endorsements to the Title Policy required by Buyer.

6.5.2       Costs To Be Paid By Seller. Seller shall pay the following costs and expenses associated with the Transaction: (a) all fees due its attorneys, (b) all costs incurred in connection with causing the Title Company to Remove any Required Removal Exceptions which Seller must pay and discharge at the Closing or to Remove any other Title Objections to the extent Seller specifically agrees in writing, at or prior to Closing, to cause Removal of such matter, it being understood for purposes of this sentence that nothing in this Agreement or any prior understanding or agreement of the parties shall be construed to obligate Seller to so Remove or agree to Remove any such matter other than Required Removal Exceptions, (c) one half of all escrow and closing charges, (d) all premiums and charges of the Title Company for the Title Commitment and the Owner’s Title Policy (e) the cost of the ALTA Survey and updated surveys, and (f) all transfer, documentary stamps, recording and filing charges in connection with the instruments by which Seller conveys the Property. The obligations of the parties under this Section 6.5 shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.

6.6          Cash Security Deposits. At Closing, Seller shall give Buyer a credit against the Purchase Price in the aggregate amount of all cash security deposits deposited under the Leases.

6.7          Apportionment Credit. In the event the apportionments to be made at the Closing result in a credit balance (a) to Buyer, such sum shall be paid at the Closing by giving Buyer a credit against the Purchase Price in the amount of such credit balance, or (b) to Seller, Buyer shall pay the amount thereof to Seller (such payment being made through the escrow arrangement noted in Section 7.1 and pursuant to the estimated Closing Statement executed by the parties and the Escrow Agent) at the Closing.

6.8          Delayed Adjustment; Delivery of Operating and Other Statements. If at any time following the Closing Date, the amount of an item prorated or credited at Closing pursuant to this Article 6 shall prove to be incorrect (whether as a result of an error in calculation or a lack of complete and accurate information as of the Closing), the party in whose favor the error was made shall promptly pay to the other party the sum necessary to correct such error upon receipt of proof of such error, provided that such proof is delivered to the party from whom payment is requested for all matters on or before one (1) year after Closing (such period being referred to herein as the “Post Closing Adjustment Period”). In order to enable Seller to determine whether any such delayed adjustment is necessary, Buyer shall provide to Seller current operating and financial statements (or such excerpts thereof as are sufficient to provide the information necessary for the determination of such adjustments) for the Property no later than the date one (1) month prior to the expiration of the Post-Closing Adjustment Period. The provisions of this Section 6.8 shall survive the Closing and not be merged therein.

ARTICLE 7 - CLOSING

Buyer and Seller hereby agree that the Transaction shall be consummated as follows:

7.1          Closing Date. Subject to Seller’s right to extend the Closing as provided in this

Agreement, Closing shall occur on the Closing Date. The parties shall conduct an escrow-style closing through the Title Company so that it will not be necessary for any party to attend the Closing (Buyer and Seller shall have pre-Closings to finalize and sign all documents not later than the day prior to Closing, and deliver such items to the Escrow Agent).

7.2          Title Transfer and Payment of Purchase Price. Provided all conditions precedent to Seller’s obligations hereunder have been satisfied, Seller agrees to convey the Property to Buyer upon confirmation of receipt of the Purchase Price by the Escrow Agent as set forth below. Provided all conditions precedent to Buyer’s obligations hereunder have been satisfied and subject to Buyer’s confirmation of receipt of all Seller’s Closing Deliveries as required below, Buyer agrees to pay the amount specified in Section 3.2 by timely delivering the same to the Escrow Agent no later than 2:00 p.m. Eastern Time on the Closing Date and causing the Escrow Agent to deposit the same in Seller’s designated account by 3:00 p.m. Eastern Time on the Closing Date.

7.3          Seller’s Closing Deliveries. No later than the Business Day prior to the Closing, Seller shall deliver or cause to be delivered the following:

7.3.1     Deed. Deeds covering the Real Property in the form of Exhibit E attached hereto and incorporated herein by this reference (“Deeds”) executed and acknowledged by Seller and assigning all rights as “Declarant” under all restrictive covenants described in the Title Commitment (the “Restrictive Covenants”).

7.3.2     Bill of Sale. Bills of Sale covering the Personal Property in the form of Exhibit F attached hereto and incorporated herein by this reference (“Bills of Sale”) executed by Seller.

7.3.3     Assignment of Tenant Leases. An assignment and assumption of Tenant Leases executed by each Seller, in the form of Exhibit G attached hereto and incorporated herein by this reference (“Assignments of Leases”).

7.3.4     Assignment of Intangible Property. An assignment and assumption of the Contracts (other than the Colliers Contract) and the Other Property Rights (to the extent the same are not transferred by the Deed, Bill of Sale or Assignment of Leases) executed by each Seller in the form of Exhibit H attached hereto and incorporated herein by this reference (“Assignments of Intangible Property”), assigning all Intangible Property, including warranties, without cost to Buyer.

7.3.5     Notice to Tenants. A letter addressed to each tenant in the form of Exhibit I attached hereto and incorporated herein by this reference, executed by each Seller.

7.3.6     Non-Foreign Status Affidavit. A non-foreign status affidavit in the form of Exhibit J attached hereto and incorporated herein by this reference, as required by Section 1445 of the Internal Revenue Code, executed by each Seller.

7.3.7     Evidence of Authority. Documentation to establish to Title Company’s reasonable satisfaction the due authorization of Seller’s execution of this Agreement and all documents contemplated by this Agreement and the consummation of the Transaction, executed by each Seller.

7.3.8     Letters of Credit as Tenant Security Deposits. With respect to any security deposits which are letters of credit, Seller shall cause the same to be assigned to Buyer, (i) deliver to Buyer at the Closing such letters of credit, (ii) execute and deliver such other instruments as the issuers of such letters of credit shall reasonably require, and (iii) cooperate with Buyer to change the named beneficiary under such letters of credit to Buyer, and pay all fees assessed by the issuers of the letters of credit as a condition to the assignments.

7.3.9     Keys and Original Documents. Keys to all locks on the Real Property in Seller’s or Seller’s building manager’s possession and originals or, if originals are not available, copies, of all of the Property Information (including all original Leases and Operating Agreements, if available), to the extent not previously delivered to Buyer.

7.3.10       Memorandum of Agreement. The Memorandum of Agreement attached hereto as Exhibit L (Sculpture Agreement).

7.3.11       Estimated Closing Statement. An estimated closing statement prepared by Escrow Agent, in good faith confirming the prorations, payments, adjustments, payment instructions, and other matters customarily set forth therein, signed by Seller.

7.3.12       Updated Rent Roll. A Rent Roll prepared within five (5) days prior to the Closing Date, certified by Seller.

7.3.13       Management Agreement. A Management Agreement in the form to be negotiated between Buyer and Seller and attached hereto as Exhibit N by amendment to this Agreement to be executed prior to the end of the Due Diligence Period.

7.3.14       Development Agreement. An agreement regarding the development of the remainder of the Terrace P.U.D. in the form to be negotiated between Buyer and Seller and attached hereto as Exhibit O by amendment to this Agreement to be executed prior to the end of the Due Diligence Period.

7.3.15       Promissory Note. The Promissory Note in the form to be negotiated between Buyer and Seller and attached hereto as Exhibit P by amendment to this Agreement to be executed prior to the end of the Due Diligence Period.

7.3.16       Deed of Trust. The Deed of Trust which secures the Promissory Note in the form to be negotiated between Buyer and Seller and attached hereto as Exhibit Q by amendment to this Agreement to be executed prior to the end of the Due Diligence Period.

7.3.17       Other Documents. Such other documents as may be reasonably required by the Title Company or may be agreed upon by Seller and Buyer to consummate the Transaction.

The items to be delivered by Seller in accordance with the terms of this Section 7.3 shall be delivered to Escrow Agent no later than 2:00 p.m. Eastern Time on the last Business Day prior to the Closing Date, except that the items in the paragraph entitled “Keys and Original Documents” shall be delivered by Seller outside of escrow and shall be deemed delivered if the same are located at the Property (along with the Leases and other Property Information) on the Closing Date.

7.4          Buyer’s Closing Deliveries. At the Closing, Buyer shall deliver or cause to be delivered the following:

7.4.1     Purchase Price. The Purchase Price, as adjusted for apportionments and other adjustments required under this Agreement, plus any other amounts required to be paid by Buyer at Closing.

7.4.2     Assignment of Leases. The Assignments of Leases signed by Buyer.

7.4.3     Assignments of Intangible Property. The Assignment of Intangible Property signed by Buyer.

7.4.4     Memorandum of Agreement. The Memorandum of Agreement attached hereto as Exhibit L (Sculpture Agreement).

7.4.5     Evidence of Authority. Documentation to establish to Title Company’s reasonable satisfaction the due authorization of Buyer’s acquisition of the Property and Buyer’s execution of this Agreement and the documents required to be delivered by Buyer pursuant to this Agreement and the consummation of the Transaction.

7.4.6     Estimated Closing Statement. An estimated closing statement prepared by Escrow Agent, in good faith confirming the prorations, payments, adjustments, payment instructions, and other matters customarily set forth therein, signed by Buyer.

7.4.7     Management Agreement. A Management Agreement in the form to be negotiated between Buyer and Seller and attached hereto as Exhibit N by amendment to this Agreement to be executed prior to the end of the Due Diligence Period.

7.4.8     Development Agreement. An agreement regarding the development of the remainder of the Terrace P.U.D. in the form to be negotiated between Buyer and Seller and attached hereto as Exhibit O by amendment to this Agreement to be executed prior to the end of the Due Diligence Period.

7.4.9     Other Documents. Such other documents as may be reasonably required by the Title Company or may be agreed upon by Seller and Buyer to consummate the Transaction.

The Purchase Price shall be paid in accordance with the terms of Section 7.2 hereof and the items to be delivered by Buyer per subsection 7.4.2 through 7.4.9 shall be delivered to Escrow Agent no later than 2:00 p.m. Central Time on the Closing Date, provided all conditions precedent to Buyer’s obligations on the Closing Date hereunder have been satisfied and subject to Buyer’s confirmation of receipt of all Seller’s Closing Deliveries as required in Section 7.3.

ARTICLE 8 - CONDITIONS TO CLOSING

8.1                 Conditions to Seller’s Obligations. Seller’s obligation to close the Transaction is conditioned on all of the following, any or all of which may be waived by Seller by an express written waiver, at its sole option:

8.1.1     Representations True. All representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of such date;

8.1.2     Buyer’s Financial Condition. No petition has been filed by or against Buyer under the Federal Bankruptcy Code or any similar state or federal Law, whether now or hereafter existing; and

8.1.3     Buyer’s Deliveries Complete. Buyer shall have delivered the funds required hereunder and all of the documents to be executed by Buyer set forth in Section 7.4 and shall have performed all other covenants, undertakings and obligations, and complied with all conditions required by this Agreement, to be performed or complied with by Buyer at or prior to the Closing.

8.2                 Conditions to Buyer’s Obligations. Buyer’s obligation to close the Transaction is conditioned on all of the following, any or all of which may be expressly waived by Buyer in writing, at its sole option:

8.2.1     Representations True. Subject to the provisions of Section 9.2.3, all representations and warranties made by Seller in this Agreement, as the same may be amended as provided in Section 9.2.3(c), shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of such date;

8.2.2     Title Conditions Satisfied. At the time of the Closing, title to the Property shall be as provided in Article 4 of this Agreement;

8.2.3     Seller’s Deliveries Complete. Seller shall have delivered all of the documents and other items required pursuant to Section 7.3 and shall have performed all other covenants, undertakings and obligations, and complied with all conditions required by this Agreement, to be performed or complied with by Seller at or prior to the Closing;

8.2.4     Tenant Estoppels. Seller shall have delivered the Required Tenant Estoppels to be delivered by Seller pursuant to the terms of Section 5.1.4.

8.3                 Waiver of Failure of Conditions Precedent. At any time or times on or before the date specified for the satisfaction of any condition, Seller or Buyer may elect in writing to waive the benefit of any such condition set forth in Section 8.1 or Section 8.2, respectively. By closing the Transaction, Seller and Buyer shall be conclusively deemed to have waived the benefit of any remaining unfulfilled conditions set forth in Section 8.1 and Section 8.2, respectively. In the event any of the conditions set forth in Section 8.1 or Section 8.2 are neither waived nor fulfilled, Seller or Buyer (as appropriate) may exercise such rights and remedies, if any, that such party may have pursuant to the terms of Article 11 hereof. The provisions of this Section 8.3 shall not be construed to affect or impair any rights or remedies Buyer may have against Seller as a result of a breach of any of Seller’s Warranties not actually known by Buyer at Closing.

8.4                 Approvals not a Condition to Buyer’s Performance. Subject to Buyer’s right to terminate this Agreement prior to the expiration of the Due Diligence Period in accordance with the terms of Article 5 hereof, Buyer acknowledges and agrees that its obligation to perform under this Agreement is not contingent upon Buyer’s ability to obtain any (a) governmental or quasi-governmental approval of changes or modifications in use or zoning, or (b) modification of any existing land use restriction.

ARTICLE 9 - REPRESENTATIONS AND WARRANTIES

9.1                 Buyer’s Representations. Buyer represents and warrants to, and covenants with, Seller as follows:

9.1.1     Buyer’s Authorization. Buyer (and as used in this Section 9.1.1, the term Buyer includes any general partners or managing members of Buyer) (a) is duly organized (or formed), validly existing and in good standing under the Laws of its State of organization and, as to the extent required by Laws for this Transaction, the State in which the Property is located, (b) is authorized to consummate the Transaction and fulfill all of its obligations hereunder and under all documents contemplated hereunder to be executed by Buyer, and (c) has all necessary power to execute and deliver this Agreement and all documents contemplated hereunder to be executed by Buyer, and to perform all of its obligations hereunder and thereunder. This Agreement and all documents contemplated hereunder to be executed by Buyer, have been duly authorized by all requisite partnership, corporate or other required action on the part of Buyer and are the valid and legally binding obligation of Buyer, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all documents contemplated hereunder to be executed by Buyer, nor the performance of the obligations of Buyer hereunder or thereunder will result in the violation of any Law or any provision of the organizational documents of Buyer or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Buyer is bound.

9.1.2     Phoenix IV Sculpture. Buyer shall not remove all or any part of the Phoenix IV Sculpture located near the intersection of Via Fortuna Drive and Tuscan Terrace for a period of twenty-five (25) years from the Closing Date, which agreement shall be evidenced by a Memorandum of Agreement in the form of Exhibit L to be filed in the Official Public Record of Travis County, Texas; however, Buyer may remove such

Sculpture if damaged and not susceptible to repair upon the payment of costs deemed reasonable by Buyer.

9.1.3     Management Agreement. Buyer agrees to enter into a Management Agreement with ClayDesta, L.P., in the form which is mutually agreeable to each party to be negotiated and attached hereto as Exhibit N by amendment to this Agreement on or before the end of the Due Diligence Period..

9.2                 Seller’s Representations. Each of Sellers represent and warrant to Buyer on behalf of their individual entity but not as to the other as follows:

9.2.1     Seller’s Authorization. Seller (a) is duly organized (or formed), validly existing and in good standing under the Laws of its State of organization and, as to the extent required by applicable Laws, of the State in which the Property is located, (b) is authorized to consummate the Transaction and fulfill all of its obligations hereunder and under all documents contemplated hereunder to be executed by Seller, and (c) has all necessary power to execute and deliver this Agreement and all documents contemplated hereunder to be executed by Seller, and to perform all of its obligations hereunder and thereunder. This Agreement and all documents contemplated hereunder to be executed by Seller, have been duly authorized by all requisite partnership, corporate or other required action on the part of Seller and are the valid and legally binding obligation of Seller, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all documents contemplated hereunder to be executed by Seller, nor the performance of the obligations of Seller hereunder or thereunder will result in the violation of any Law or any provision of the organizational documents of Seller or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Seller is bound.

9.2.2     Other Seller’s Representations and Warranties. Seller represents and warrants as follows:

(a)           Except as listed in Exhibit K attached hereto and incorporated herein by this reference, there are no current or pending uninsured claims or litigation against Seller, any of which any Seller has received written notice.

(b)           Except for (i) the contracts and operating agreements (collectively “Contracts”) listed in Exhibit B attached hereto, (ii) the Leases, (iii) the Permitted Exceptions, and (iv) and the Brokerage Agreements, Sellers have not entered into any contracts, subcontracts or agreements affecting the Property that will be binding upon Buyer after the Closing. The foregoing shall be deemed to include all Contracts and New Leases executed after the Effective Date with Buyer’s consent.

(c)           Except as set forth in Exhibit K, Sellers have not received any written notice of default from any parties to the Contracts or Leases that has not been cured on or before the date hereof. All Contracts are assignable without the payment of any fee and are terminable upon the delivery of 30 days’ notice, except as noted on Exhibit B.

(d)           The only tenants entitled to possession of any portion of the Property are the tenants listed the Rent Roll. Buyer acknowledges that the Rent Roll to be delivered at the Closing may include New Leases approved by Buyer.

(e)           The matters set forth in the Rent Roll, are true and correct.

(f)            Sellers have not received any written notice from any governmental authority with respect to the violation of any zoning Law or ordinance applicable to the Property.

(g)           Sellers have not received any written notice from any governmental authority with respect to any environmental claims.

(h)           All persons and entities presently employed in connection with the operation and maintenance of the Property are employed on an “at will” basis.

(i)            Seller has performed, and at Closing shall have performed all obligations which it shall have been required to perform on or prior to the Closing Date under the Contracts. Buyer shall notify Seller prior to the expiration of the Due Diligence Period which of the terminable Contracts, if any, Buyer requires Seller to give a thirty (30) day termination notice, which notice shall be immediately sent by Seller terminating such Contracts. Buyer shall be responsible for all payments under the Contracts attributable to the period from Closing until the effective date of such terminations.

(j)            Except as set forth on Exhibit D, which list sets forth a true, complete and correct list of the Leases which affect the Property, copies of all of which have been or will be delivered to Buyer as part of the Property Information, there are no oral or written leases or rights of occupancy or grants or claims of right, title or interest in any portion of the Property. There are no defaults by Seller under the Leases, and to the best of Seller’s knowledge, no default by any tenant under any of the Leases. All tenant improvements and leasing commissions required to be completed and/or paid as of the date hereof have been completed and/or made. There are no refurbishment allowances payable under the Leases except as set forth in the Rent Roll.

(k)           To Seller’s knowledge, there are no Hazardous Substances (defined below) and no Hazardous Wastes (defined below) present on the Property including, without limitation, asbestos, flammable substances, explosives, radioactive materials, Hazardous Wastes, toxic substances, pollutants, pollution, contaminant, polychlorinated biphenyls (“PCBs”), urea formaldehyde foam insulation, radon, corrosive, irritant, biologically infectious materials, petroleum product, garbage, refuse, sludge, hazardous or waste materials (other than ordinary course garbage and refuse of tenants and ordinary course cleaning materials) and none of the aforesaid have been disposed of in the Property by

Seller or its tenants. Seller has not been identified in any litigation, administrative proceeding or investigation as a responsible party or potentially responsible party for any liability for clean-up costs, natural resource damages or other damages or liability for prior disposal or release of Hazardous Substances, Hazardous Wastes or other environmental pollutants or contaminants at the Property, and no lien or super-lien has been recorded, filed or otherwise asserted against the Property. For purposes of this Agreement, “Hazardous Substances” means those elements and compounds which are designated as such in Section 101(14) of the Comprehensive Response, Compensation and Liability Act (CERCLA), 42 U.S.C. Section 9601 (14), as amended, all petroleum products and by-products, and any other hazardous substances as that term may be further defined in any and all applicable federal, state and local laws; and “Hazardous Wastes” means any hazardous waste, residential or household waste, solid waste, or other waste as defined in applicable federal, state and local laws.

(l)            Except as set forth in applicable Leases and brokerage contracts delivered to Buyer with the Property Information, no brokerage or leasing commission or other compensation is now, or will at Closing be, due or payable to any person, firm, corporation, or other entity with respect to or on account of any of the Leases, or any extensions or renewals thereof. Except as set forth in the commission agreements listed on Exhibit M (the “Commission Agreements”), there are no leasing commissions and/or fees which will become due upon the renewal or extension of any of the Leases. To Seller’s knowledge, Exhibit M is a true, correct and complete list of all existing Commission Agreements. True, accurate and complete copies of all Commission Agreements affecting the Property shall be included with the Property Information.

(m)          No work has been performed or is in progress at, and no materials have been furnished to, the Property, which, though not presently the subject of, might give rise to construction, mechanic’s, materialmen’s, municipal or other liens against the Property or any portion thereof, except that for which full and complete releases have been obtained. If any lien for any such work commenced prior to Closing is filed before or after Closing, Seller shall promptly discharge the same.

(n)           Seller has not applied for nor obtained previously a reduced valuation for any portion of the Real Property for ad valorem tax purposes for which there could be a roll-back of such tax obligations as a result of the sale to Buyer or change in use of any portion of the Real Property.

(o)           There are no public improvements in the nature of off-site improvements, or otherwise, which have been ordered to be made and/or which have not heretofore been assessed, and, to Seller’s knowledge, there are no special or general assessments currently affecting or pending against the Property, except as set forth in the Title Commitment.

(p)           Seller shall make arrangements for the Owners of the remaining building sites in The Terrace to execute a Development Agreement in the form mutually agreeable to each party to be negotiated and attached hereto as Exhibit O by amendment to this Agreement on or before the end of the Due Diligence Period.

9.2.3                     General Provisions Regarding Seller’s Warranties.

(a)           No Representation As to Leases. Seller does not represent or warrant that any particular Lease or Leases will be in force or effect on the Closing Date or that the tenants will have performed their obligations thereunder.

(b)           Seller’s Warranties Deemed Modified. To the extent that Buyer actually knows prior to the expiration of the Due Diligence Period that Seller’s Warranties are inaccurate, untrue or incorrect in any way, such Seller’s Warranties shall be deemed modified to reflect Buyer’s actual knowledge.

(c)           Notice of Breach; Seller’s Right to Cure. If after the expiration of the Due Diligence Period but prior to the Closing, Buyer obtains actual knowledge that any of Seller’s Warranties are untrue, inaccurate or incorrect in any material respect, Buyer shall give Seller, as appropriate, written notice thereof within five (5) Business Days of obtaining such knowledge (but, in any event, prior to the Closing). If at or prior to the Closing, Seller obtains actual knowledge that any of Seller’s Warranties are untrue, inaccurate or incorrect in any material respect, Seller shall give Buyer written notice thereof within five (5) Business Days of obtaining such knowledge (but, in any event, prior to the Closing). In either such event, Seller shall have the right to cure such misrepresentation or breach and shall be entitled to a reasonable adjournment of the Closing (not to exceed thirty (30) days) for the purpose of such cure. If Seller is unable to so cure any misrepresentation or breach, then Buyer, as its sole remedy for any and all such materially untrue, inaccurate or incorrect material representations or warranties, shall elect either (a) to waive such misrepresentations or breaches of representations and warranties and consummate the Transaction without any reduction of or credit against the Purchase Price, or (b) to terminate this Agreement by written notice given to Seller on the Closing Date, in which event this Agreement shall be terminated, any Deposit shall be returned to Buyer and, thereafter, neither party shall have any further rights or obligations hereunder except as provided in any section hereof that by its terms expressly provides that it survives any termination of this Agreement and receive a reimbursement of its due diligence costs pursuant to Section 11.3 hereof as Buyer’s sole remedy. If any of Seller’s Warranties are untrue, inaccurate or incorrect but are not, in the aggregate, untrue, inaccurate or incorrect in any material respect, Buyer shall be deemed to waive such misrepresentation or breach of warranty, and Buyer shall be required to consummate the Transaction, but Buyer shall be entitled to a credit against the Purchase Price resulting from the untruth, inaccuracy or incorrectness of Seller’s Warranties. The untruth, inaccuracy or incorrectness of Seller’s Warranties shall be deemed material only if Buyer’s aggregate damages resulting from the untruth, inaccuracy or incorrectness of Seller’s Warranties are reasonably estimated to exceed $50,000.00.

(d)           Survival; Limitation on Seller’s Liability. Seller’s Warranties shall survive the Closing and not be merged therein for a period of twelve (12) months and Seller shall only be liable to Buyer hereunder for a breach of Warranties made herein or in any of the documents executed by Seller, respectively, at the Closing with respect to which a claim is made by Buyer against Seller on or before twelve (12) months after the date of the Closing.

ARTICLE 10 - COVENANTS

10.1               Buyer’s Covenants. Buyer hereby covenants as follows:

10.1.1   Confidentiality. Buyer acknowledges that any information heretofore or hereafter furnished to Buyer with respect to the Property has been and will be so furnished on the condition that Buyer maintain the confidentiality thereof. Accordingly, except as set forth below (with respect to Buyer’s right to disclose such information (i) on a need-to-know basis to its employees, members of professional firms serving it or potential lenders or investors, (ii) to a governmental agency in conducting Buyer’s Due Diligence or application for development permits and authorizations, (iii) to the extent that such information is a matter of public record, (iv) to the extent Buyer’s securities counsel recommends a filing with the Securities and Exchange Commission, or (v) as required by Laws or judicial process), Buyer shall hold, and shall cause Buyer’s Representatives to hold, in strict confidence, and Buyer shall not disclose, and shall prohibit Buyer’s Representatives from disclosing, to any other person without the prior written consent of Seller until such time as the Closing shall have been consummated, (a) the terms of the Agreement, (b) any of the information in respect of the Property delivered to or for the benefit of Buyer whether by any Buyer’s Representatives or by Seller or any of the Seller Parties, including, but not limited to, any information heretofore or hereafter obtained by Buyer or any Buyer’s Representatives in connection with its Due Diligence, (c)  the identity of any direct or indirect owner of any beneficial interest in Seller and (d) any Confidential Materials. In the event the Closing does not occur or this Agreement is terminated, Buyer shall promptly return to Seller all copies of documents containing any of such information without retaining any copy thereof or extract therefrom. Notwithstanding anything to the contrary hereinabove set forth, Buyer may disclose such information (i) on a need-to-know basis to its employees, members of professional firms serving it or potential lenders or investors, (ii) to a governmental agency in conducting Buyer’s Due Diligence or application for development permits and authorizations, (iii) to the extent that such information is a matter of public record, (iv) to the extent Buyer’s securities counsel recommends a filing with the Secutiries and Exchange Commission, or (v) as required by Laws or judicial process. The provisions of this Subsection 10.1.1 shall survive any termination of this Agreement.

10.1.2   Buyer’s Indemnity. Buyer hereby agrees to indemnify, defend, and hold Seller and each of the other Seller Parties free and harmless from and against any and all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) arising out of or resulting from (a) the breach of the terms of Subsection 10.1.1 or (b) the entry on the Real Property and/or the conduct of any Due Diligence by Buyer or any of Buyer’s Representatives at any time prior to the Closing; provided, however, that Buyer’s obligations under this clause (b) shall not apply to the mere discovery of any pre-existing environmental or physical condition at the Property. The foregoing indemnity shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.

10.2               Seller’s Covenants. Seller hereby covenants as follows:

10.2.1   Service Contracts.

(a)          Without Buyer’s prior consent, between the Effective Date and the Closing Date, Seller shall not extend, renew, replace or modify any Contract or enter into any new service contract or agreement unless such Contract, service contract or agreement (as so extended, renewed, replaced or modified) can be terminated by the owner of the Property without penalty on not more than thirty (30) days’ notice. Seller shall provide Buyer not less than three (3) Business Days’ prior written notice to provide its consent to any such contract, extension, renewal, replacement or modification allowed per this paragraph. If Buyer fails to object in writing to any such proposed action within three (3) Business Days after receipt of the aforementioned notice, Buyer shall be deemed to have approved the proposed action. Buyer’s consent shall not be unreasonably withheld or delayed with respect to any such transaction that is proposed prior to the end of the Due Diligence Period, but thereafter, Buyer, in its sole and absolute discretion, shall be entitled to grant or withhold its consent with respect to any such transaction that is proposed between the end of the Due Diligence Period and the Closing.

(b)         Seller shall immediately after Closing make arrangements to transfer all Service Contracts into the name of Buyer.

10.2.2   Maintenance of Property. Except to the extent Seller is relieved of such obligations by Article 12 hereof, between the date hereof and the Closing Date Seller shall maintain and keep the Property in a manner consistent with Seller’s past practices with respect to the Property.

10.2.3     Disposition of Certain Settlements and Pending Claims. Seller is currently a party to the following litigations, settlements and agreements:  (i) a Settlement Funds Escrow Agreement between The Lincoln National Life Insurance Company and Desta Two Partnership, Ltd. dated December 24, 2004, and (ii) current litigation entitled Desta Five Partnership, Ltd. vs. Kone Inc., Case No. 403947, 201st Judicial District, Travis County, Texas (hereinafter collectively referred to as the “Actions”).  Notwithstanding anything else contained in this Agreement, neither the Actions nor any affirmative relief, awards or benefits resulting from the Actions shall be deemed a part of the Property and shall not be transferred to Buyer per this Agreement. However, to the extent any results of the Actions, whether by settlement, decree, judgment or otherwise, and either prior to or following the Closing, adversely affect  (i.e., results in a monetary judgment against the owner of the Property, or results in a rent reduction, rent abatement or reduction in leasehold obligations by a current tenant compared to such tenant’s lease obligations set forth in the Rent Roll or otherwise adversely affects the value of the Property) the value of any of the Property (hereinafter “Net Adverse Effect”), then (i) in the event such Net Adverse Effect is determined prior to the Closing Date, Seller shall credit to Buyer a sum equal to the amount of the Net Adverse Effect against the Purchase Price, and (ii) in the event such Net Adverse Effect is determined following the Closing, Seller will indemnify and hold Buyer harmless in an amount equal to the Net Adverse Effect, and defend Buyer in connection with such claims. The provisions of this section shall survive the Closing and shall not be merged into the deed.

10.2.4      Additional Covenants of Seller. In addition to the covenants contained in other Sections of this Agreement, Seller covenants that it shall:

(a)             Not make or permit to be made any alterations, improvements or additions to the Property without the prior written consent of Buyer, except as required under any Lease, which shall only be undertaken after notice to Buyer.

(b)             Not apply any tenant’s security deposit to the discharge of such tenant’s obligations, without Buyer’s prior written consent.

(c)             Timely bill all tenants for all rent and other charges billable under Leases, and use its best efforts to collect any rent in arrears, consistent with past practice.

(d)             Notify Buyer promptly of the occurrence of any of the following: (i) a fire or other casualty causing damage to the Property, or any portion thereof; (ii) receipt of notice of eminent domain proceedings or condemnation of or affecting the Property, or any portion thereof; (iii) receipt of notice from any governmental authority or insurance underwriter relating to the condition, use or occupancy of the Property, or any portion thereof, or any real property adjacent to any of the Property, or setting forth any requirements with respect thereto; (iv) an actual default of any tenant claimed by Seller or the receipt or delivery of any default or termination notice or claim of offset or defense to the payment of rent from any tenant within the past twelve months; (v) receipt of any notice of default from the holder of any lien or security interest in or encumbering the Property, or any portion thereof; (vi) a change in the occupancy of the leased portions of the Property; (vii) receipt of any notice of any actual or threatened litigation against Seller affecting or relating to the Property, or any portion thereof; or (viii) the commencement of any strike, lock out, boycott or other labor trouble affecting the Property, or any portion thereof.

(e)             Notify Buyer of any tax assessment disputes (pending or threatened) prior to Closing, and not agree to any changes in the real estate tax assessment, nor settle, withdraw or otherwise compromise any pending claims with respect to prior tax assessments, without Buyer’s prior written consent (not to be unreasonably withheld). If any proceedings shall result in any reduction of assessment and/or tax for the tax year in which the Closing occurs, it is agreed that the amount of tax savings or refund for such tax year, less the reasonable fees and disbursements in connection with such proceedings, shall be apportioned between the parties as of the date real estate taxes are apportioned under this Agreement.

(f)              Maintain in effect until the Closing Date the insurance policies (or like policies) now in effect with respect to the Property and Personal Property.

10.3               Mutual Covenants.

10.3.1   Publicity. Seller and Buyer each hereby covenant and agree that (a) prior to the Closing neither Seller nor Buyer shall issue any Release (as hereinafter defined) with respect to the Transaction without the prior consent of the other, except to the extent required by applicable Law or recommended by Buyer’s securities counsel to satisfy requirements of applicable securities law.

10.3.2   Brokers. Seller and Buyer expressly acknowledge that neither Seller nor Buyer has employed any broker or agent to represent Seller or Buyer, with respect to this Agreement other than William L. Jackson of NorthMarq Capital, whose commission equal to 27.5 bps of the Purchase Price shall be paid by Seller at Closing.

10.3.3   Tax Protests, Tax Refunds and Credits. Subject to Section 10.2.4 (e), Seller shall have the right to continue and to control the progress of and to make all decisions with respect to any contest of the real estate taxes and personal property taxes for the Property due and payable during all Tax Years prior to the Closing Tax Year. Buyer shall have the right to control the progress of and to make all decisions with respect to any tax contest of the real estate taxes and personal property taxes for the Property due and payable during the Closing Tax Year and all Tax Years subsequent to the Closing Tax Year. All real estate and personal property tax refunds and credits received after Closing with respect to the Property shall be applied in the following order of priority:  first, to pay the costs and expenses (including reasonable attorneys’ fees, expenses and disbursements) incurred in connection with obtaining such tax refund or credit; second, to pay any amounts due to any past or present tenant of the Property as a result of such tax refund or credit to the extent required pursuant to the terms of the Leases; and third, apportioned between Buyer and Seller as follows:

(a) with respect to any refunds or credits attributable to real estate and personal property taxes due and payable during the Closing Tax Year (regardless of the year for which such taxes are assessed), such refunds and credits shall be apportioned between Buyer and Seller in the manner provided in Section 6.3;

(b) with respect to any refunds or credits attributable to real estate and personal property taxes due and payable during any period prior to the Closing Tax Year (regardless of the year for which such taxes are assessed), Seller shall be entitled to the entire refunds and credits; and

(c) with respect to any refunds or credits attributable to real estate and personal property taxes due and payable during any period after the Closing Tax Year (regardless of the year for which such taxes are assessed), Buyer shall be entitled to the entire refunds and credits.

10.3.4   Survival. The provisions of this Section 10.3 shall survive the Closing

(and not be merged therein) of this Agreement.

ARTICLE 11 - FAILURE OF CONDITIONS

11.1               To Seller’s Obligation to Close. If, on or before the Closing Date, (i) Buyer is in default of any of its material obligations hereunder, or (ii) any of Buyer’s material representations or warranties are untrue in any material respect, or (iii) the Closing otherwise fails to occur by reason of Buyer’s failure or refusal to perform its material obligations hereunder in a prompt and timely manner, and such circumstance in (i) or (ii) continues for five (5) days after written notice from Seller to Buyer, which written notice shall detail such default, untruth or failure, as applicable, or if (iii) occurs then Seller shall have the right, to elect, as its sole and exclusive remedy, to terminate this Agreement by written notice to Buyer. If this Agreement is so terminated after the end of the Due Diligence Period, then Seller shall be entitled to the Deposit as liquidated damages, and thereafter neither party to this Agreement shall have any further rights or obligations hereunder other than any arising under any section herein which expressly provides that it survives the termination of this Agreement. If this Agreement is so terminated prior to the expiration of the Due Diligence Period, then Buyer shall be entitled to a return of the Deposit.

11.2               To Buyer’s Obligation to Close. If, at the Closing, (i) Seller is in default of any of its material obligations hereunder, or (ii) any of Seller’s material representations or warranties are untrue in any material respect, or (iii) the Closing otherwise fails to occur by reason of Seller’s failure or refusal to perform its material obligations hereunder in a prompt and timely manner, and such circumstance in (i), (ii) or (iii) continues for five (5) days after written notice from Buyer to Seller, which written notice shall detail such default, untruth or failure, as applicable, Buyer shall have the right, to elect, as its sole and exclusive remedy, any one of the following:  (a) terminate this Agreement by written notice to Seller, promptly after which any Deposit shall be returned to Buyer and receive a reimbursement of its due diligence costs pursuant to Section 11.3, or (b) waive the condition and proceed to close the Transaction, or (c) seek specific performance of this Agreement by Seller. As a condition precedent to Buyer exercising any right it may have to bring an action for specific performance hereunder, Buyer must commence such an action within ninety (90) days after the occurrence of Seller’s default. Buyer agrees that its failure to timely commence such an action for specific performance within such ninety (90) day period shall be deemed a waiver by it of its right to commence an action for specific performance as well as a waiver by it of any right it may have to file or record a notice of lis pendens or notice of pendency of action or similar notice against any portion of the Property.

ARTICLE 12 - CONDEMNATION/CASUALTY

12.1               Right to Terminate. If, after the date hereof, (a) any portion of the Property is taken by condemnation or eminent domain (or is the subject of a pending taking which has not yet been consummated), or (b) any portion of the Property is damaged or destroyed (excluding routine wear and tear), Seller shall notify Buyer in writing of such fact promptly after obtaining knowledge thereof. If the Property is the subject of a Major Casualty/Condemnation that occurs after the Effective Date, Buyer shall have the right to terminate this Agreement by giving written notice to Seller no later than ten (10) Business Days after the giving of Seller’s notice, and the

Closing Date shall be extended, if necessary, to provide sufficient time for Buyer to make such election. The failure by Buyer to so elect in writing to terminate this Agreement within such ten (10) Business Day period shall be deemed an election not to terminate this Agreement. If this Agreement is terminated pursuant to this Section 12.1, any Deposit shall be returned to Buyer and, thereafter, this Agreement shall terminate and neither party to this Agreement shall have any further rights or obligations hereunder other than any arising under any section herein which expressly provides that it shall survive the termination of this Agreement. If the casualty is not a Major Casualty, the parties shall close Escrow and Buyer shall receive a credit against the Purchase Price a sum equal to the reasonable cost of repair of such non-Major Casualty.

12.2               Allocation of Proceeds and Awards. If a condemnation or casualty occurs after the date hereof and this Agreement is not terminated as permitted pursuant to the terms of Section 12.1, then this Agreement shall remain in full force and effect, Buyer shall acquire the remainder of the Property upon the terms and conditions set forth herein and at the Closing:

12.2.1    if the awards or proceeds, as the case may be, have been paid to Seller prior to Closing, Buyer shall receive a credit at Closing equal to (i) the amount of any such award or proceeds on account of such condemnation or casualty, plus (ii) if a casualty has occurred and such casualty is an insured casualty, an amount equal to Seller’s deductible with respect to such casualty; and

12.2.2    to the extent that such award or proceeds have not been paid to Seller prior to Closing, (i) if a casualty has occurred and such casualty is an insured casualty, Buyer shall receive a credit at Closing equal to Seller’s deductible with respect to such casualty,  and (ii) Seller shall assign to Buyer at the Closing (without recourse to Seller) the rights of Seller to, and Buyer shall be entitled to receive and retain, such condemnation awards or insurance proceeds.

12.3               Insurance. Seller shall maintain the property insurance coverage currently in effect for the Property, or comparable coverage, through the Closing Date.

12.4               Waiver. The provisions of this Article 12 supersede the provisions of any applicable Laws with respect to the subject matter of this Article 12.

ARTICLE 13 - ESCROW

The Deposit and any other sums (including, without limitation, any interest earned thereon) which the parties agree shall be held in escrow (herein collectively called the “Escrow Deposits”), shall be held by the Escrow Agent, in trust, and disposed of only in accordance with the following provisions:

13.1               Deposit. The Escrow Agent shall invest the Escrow Deposits in government insured interest-bearing instruments reasonably satisfactory to both Buyer and Seller, shall not commingle the Escrow Deposits with any funds of the Escrow Agent or others, and shall promptly provide Buyer and Seller with confirmation of the investments made.

13.2               Delivery. If the Closing occurs, the Escrow Agent shall credit the Escrow

Deposits against the Purchase Price or return the Deposit to Buyer, per Buyer’s closing instructions.

13.3               Failure of Closing. If for any reason the Closing does not occur, the Escrow Agent shall deliver the Escrow Deposits to Seller or Buyer only upon receipt of a written demand therefore from such party, subject to the following provisions of this Section 13.3. If for any reason the Closing does not occur and either party makes a written demand upon the Escrow Agent for payment of the Escrow Deposits, the Escrow Agent shall give written notice to the other party of such demand. If the Escrow Agent does not receive a written objection from the other party to the proposed payment within five (5) Business Days after the giving of such notice, the Escrow Agent is hereby authorized to make such payment. If the Escrow Agent does receive such written objection within such period, the Escrow Agent shall continue to hold such amount until otherwise directed by written instructions signed by Seller and Buyer or a final judgment of a court.

13.4               Stakeholder. The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties, and that the Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any Liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Seller or Buyer resulting from the Escrow Agent’s mistake of Laws respecting the Escrow Agent’s scope or nature of its duties. Seller and Buyer shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred in connection with the performance of the Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or made by the Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of the Escrow Agent.

13.5               Taxes. The Party that receives any interest earned on the Deposit shall pay any income taxes imposed thereon.

13.6               Execution By Escrow Agent. The Escrow Agent has executed this Agreement in the place indicated on the signature page hereof in order to confirm that the Escrow Agent has received and shall hold the Escrow Deposits, in escrow, and shall disburse the Escrow Deposits pursuant to the provisions of this Article 13.

ARTICLE 14 — LEASE EXPENSES

14.1               New Leases; Lease Modifications. After the Effective Date, Seller shall not, without Buyer’s prior written consent, (a) enter into a New Lease; (b) modify or amend any Lease (except pursuant to the exercise by a tenant of a renewal, extension or expansion option or other right contained in such tenant’s lease); or (c) consent to any assignment or sublease in connection with any Lease. Seller shall furnish Buyer with a written notice of the proposed action which shall contain information regarding the proposed action that Seller believes is reasonably necessary to enable Buyer to make informed decisions with respect to the advisability of the proposed action. Buyer’s consent to any matter described in this Section 14.1 may be withheld in Buyer’s sole discretion, and will be given or denied within five (5) Business Days after receipt of the relevant information reasonably requested by Buyer. If Buyer fails to respond, Buyer shall be deemed to have approved the same. Notwithstanding the foregoing, if any Lease requires that the landlord’s consent be subject to specific standards of discretion, then Buyer shall be obligated to consider Buyer’s consent under the same standard of discretion. Any notice from Buyer rejecting a proposed action shall include a description of the reasons for Buyer’s rejection. Seller shall deliver to Buyer a true and complete copy of each such New Lease, renewal or extension agreement, modification, or amendment, as the case may be, promptly after the execution and delivery thereof.

ARTICLE 15 — GENERAL PROVISIONS AND MISCELLANEOUS

15.1               Buyer’s Assignment. This Agreement, and the terms, covenants, and conditions herein contained, shall inure to the benefit of and be binding upon the heirs, personal representatives, successors, and assigns of each of the parties hereto. Buyer may freely assign all or a portion of its rights under this Agreement to an affiliated company under joint ownership with Buyer without the prior written consent of Seller. Any assignee of Buyer shall assume all obligations of Buyer hereunder, but Buyer shall remain primarily liable for the performance of Buyer’s obligations, and shall deliver a copy of the fully executed written assignment and assumption agreement to Seller. Notwithstanding the above, an assignee that (i) takes a partial interest in the Agreement, (ii) is an entity or person taking title pursuant to an exchange under Section 1031 of the Internal Revenue Code of 1986 as amended, and (iii) is a partner in a partnership that is controlled by Buyer and Buyer is also taking title to the Property, shall not be obligated to assume any obligations of Buyer in this Agreement, and shall not be named on the Tenant Notification Letter.

15.2               Exchange. The Buyer (and any permitted assignee of Buyer) or Seller may elect to effect the transfer and conveyance of the Property, in whole or in part, as part of an exchange under Section 1031 of the Internal Revenue Code of 1986, as amended (“Code”), and each agree to reasonably cooperate with the other in relation thereto. Notwithstanding the foregoing, the Closing shall not be delayed as the result of such exchange; all additional costs in connection with such exchange shall be borne by the exchanging party; and the exchanging party shall indemnify the non-exchanging party and hold the non-exchanging party harmless from and against any and all claims, demands, liabilities, costs, expenses, penalties, damages and losses, including, without limitation, reasonable attorneys’ fees relating to the exchanging party’s participation in such exchange. Neither party is required to take title to any other property. This Agreement and Seller’s obligations hereunder are not subject to or conditioned upon any party’s ability to consummate an exchange. Buyer acknowledges that Seller, prior to Closing, may, at Seller’s sole discretion, and subject to any such affiliates assuming Seller’s obligations under this Agreement to transfer the respective property to Buyer, make certain assignments of Property to affiliate(s) of Seller in preparation for an exchange authorized under this paragraph. In such event, (i) this Contract shall be amended to include such affiliate(s) under the definition of Seller, and (ii) nothing herein shall be construed to relieve Seller of from its obligations under this Agreement.

15.3               Survival/Merger. Except for the provisions of this Agreement which are explicitly stated to survive the Closing, (a) none of the terms of this Agreement shall survive the Closing, and (b) the delivery of the Deed and any other documents and instruments by Seller and the acceptance thereof by Buyer shall effect a merger, and be deemed the full performance and discharge of every obligation on the part of Buyer and Seller to be performed hereunder.

15.4               Integration; Waiver. This Agreement, together with the Exhibits hereto, embodies and constitutes the entire understanding between the parties with respect to the Transaction and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument. No waiver by either party hereto of any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

15.5               Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Texas.

15.6               Captions Not Binding; Exhibits. The captions in this Agreement are inserted for reference only and in no way define, describe or limit the scope or intent of this Agreement or of any of the provisions hereof. All Exhibits attached hereto shall be incorporated by reference as if set out herein in full.

15.7               Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

15.8               Severability. If any term or provision of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by Law.

15.9               Notices. Any notice, request, demand, consent, approval and other communications under this Agreement shall be in writing, and shall be deemed duly given or made at the time and on the date when received by facsimile (provided that the sender of such communication shall orally confirm receipt thereof by the appropriate parties and send a copy of such communication to the appropriate parties within one (1) Business Day of such facsimile) or when personally delivered as shown on a receipt therefore (which shall include delivery by a nationally recognized delivery service such as Federal Express, UPS Next Day Air, Purolator Courier, U.S. Mail or Airborne Express) or sent via e-mail, to the address for each party set forth below. Any party, by written notice to the other in the manner herein provided, may designate an address different from that set forth below.

If to Buyer:	Harvard Property Trust 15601 Dallas Parkway, Suite 1600 Addison, Texas 75001-6026 Attention: James D. Fant Telephone No.: (214) 655-1600 Telecopy No.: (214) 655-1610 E-mail: jfant@behringerharvard.com

with a copy to:	Powell & Coleman 15601 Dallas Parkway, Suite 1600 Addison, Texas 75001-6026 Attention: Randy Osborne Telephone No.: (214) 890-7116 Telecopy No.: (214) 373-8768 E-mail: rosborne@psclaw.com

If to Seller:	ClayDesta, L.P. 6 Desta Drive, Suite 6500 Midland, Texas 79705 Attention: L. Paul Latham Telephone No.: (432) 688-3212 Telecopy No.: (432) 688-3247 E-mail: platham@claytonwilliams.com with a copy to:

Robert V. Rendall, Jr., Esq.
Stubbeman McRae Sealy Laughlin & Browder, Inc.
550 W. Texas Ave, Ste. 800
Midland, Texas 79701
Telephone No.: (432) 688-0246
Telecopy No.: (432) 682-4884
E-mail: rrendall@stubbemanlawfirm.com

15.10             Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

15.11             No Recordation. Seller and Buyer each agrees that neither this Agreement nor any memorandum or notice hereof (except as otherwise specifically authorized herein) shall be recorded and Buyer agrees (a) not to file any notice of pendency or other instrument (other than a judgment) against the Property or any portion thereof in connection herewith and (b) to indemnify Seller against all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Seller by reason of the filing by Buyer of such notice of pendency or other instrument. Notwithstanding the foregoing, if the same is permitted pursuant to applicable Laws, Buyer shall be entitled to record a notice of lis pendens if Buyer is entitled to seek (and is actually seeking) specific performance of this Agreement by Seller in accordance with the terms of Section 11.2 hereof.

15.12             Additional Agreements; Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto shall execute and deliver such documents as the other party shall reasonably request in order to consummate and make effective the Transaction; provided, however, that the execution and delivery of such documents by such party shall not result in any additional liability or cost to such party.

15.13             Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendment hereof or Exhibit hereto.

15.14             Time of The Essence. Time is of the essence with respect to this Agreement.

15.15             Facsimile Signatures. Signatures to this Agreement transmitted by telecopy shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver an execution original to this Agreement with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement, it being expressly agreed that each party to this Agreement shall be bound by its own telecopied signature and shall accept the telecopied signature of the other party to this Agreement.

15.16             No Third Party Beneficiaries.  This Agreement is made solely for the benefit of the parties to this Agreement and their respective successors and assigns, and no other person or entity shall have or acquire any right by virtue of this Agreement.

15.17             Prevailing Party. If any action or proceeding is commenced (including an appeal thereof) to enforce any of the provisions of this Agreement, the unsuccessful party therein shall pay all costs incurred by the prevailing party therein, including reasonable attorneys’ fees, disbursements and costs, court costs and reimbursements for any other expenses incurred in connection therewith.

15.18             Marketing of the Property. Seller agrees not to solicit additional offers on the Property after the Effective Date until there is either a Closing of the Property or either Seller or Buyer terminates this Agreement as provided herein.

15.19             Buyer’s Audit. Buyer has advised Seller that Buyer, at Buyer’s sole cost and expense, must cause to be prepared up to three (3) years of audited financial statements in respect of the Property (including audited financial statements from January 1, 2006 up to the quarter end immediately preceding the Closing Date)  substantially in compliance with the reasonable policies of Buyer and certain laws and regulations, including, without limitation, Securities and Exchange Commission Regulation S-X, Rule 3-14. Seller agrees to use reasonable efforts to cooperate with Buyer’s auditors in the preparation of such audited financial statements (it being understood and agreed that the foregoing covenant shall survive the Closing). Without limiting the generality of the preceding sentence (i) Seller shall, during normal business hours, allow Buyer’s auditors reasonable access to such books and records maintained by Seller (and Seller’s manager of the Property) in respect of the Property as necessary to prepare such audited financial statements; (ii) Seller shall use reasonable efforts to provide to Buyer such financial information and supporting documentation as are necessary for Buyer’s auditors to prepare audited financial statements; (iii) Seller will make available for interview by Buyer and Buyer’s auditors the manager of the Property or other agents or representatives of Seller responsible for the day-to-day operation of the Property and the keeping of the books and records in respect of the operation of the Property; and (iv) if Seller has audited financial statements with respect to the Property, Seller shall promptly provide Buyer’s auditors with a copy of such audited financial statements. The completion of the audit shall not be a condition of Closing. If after the Closing Date Seller obtains an audited financial statement in respect of the Property for a fiscal period prior to the Closing Date that was not completed as of the Closing Date, then Seller shall promptly provide Buyer with a copy of such audited financial statement, and the foregoing covenant shall survive Closing.

15.20              SNDA. Seller agrees to cooperate with Buyer in obtaining Subordination, Nondisturbance and Attornment Agreements from certain Tenants, as required by Buyer’s lender.

[signature pages to follow]

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed on its behalf on the day and year first above written.

SELLER:

Desta One Partnership, Ltd.
By:	Desta One Development Corp.,
its general partner
	By:	/s/ L. Paul Latham
L. Paul Latham
President

Desta Two Partnership, Ltd.
By:	Desta Two Management Corp.,
its general partner
	By:	/s/ L. Paul Latham
L. Paul Latham
President

Desta Five Partnership, Ltd.
By:	Desta Five Development Corp.,
its general partner
	By:	/s/ L. Paul Latham
L. Paul Latham
President

BUYER:

HARVARD PROPERTY TRUST, LLC

By:

Name:

Title:

The undersigned has executed this Agreement solely to confirm its agreement to (i) hold the Escrow Deposits in escrow in accordance with the provisions hereof, (ii) comply with the provisions of Article 13 and Section 15.2, and (iii) confirm receipt of of a fully executed counterpart of this Agreement on the           day of May, 2006, which date shall be deemed the “Effective Date” of this Agreement.

ESCROW AGENT:

PARTNERS TITLE COMPANY

By:

Name:

Title:

Date: May , 2006

EXHIBIT A

LEGAL DESCRIPTION

TRACT 1: Lot(s) 1 (Terrace II Office Building) and 2 (Terrace I Office Building), Block “C” THE TERRACE, SECTION FOUR, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded in Volume 97, Page(s) 115-116 of the Plat Records of Travis County, Texas.

TRACT 2 (Terrace VII Office Building): Lot 1, Block “E” THE TERRACE SECTION SIX, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded under Document No. 200000362 of the Official Public Records of Travis County, Texas; TOGETHER WITH a non-exclusive easement for vehicular and pedestrian traffic, created in that certain Declaration of Easements and Restrictions dated December 4, 2000, recorded in Document No. 2000193470 of the Official Public Records of Travis County, Texas, being over and across a 0.3109 acre parcel of land, more or less, as described in Exhibit “A-2” therein, the same being a portion of Lot 3, Block “B” THE TERRACE SECTION SEVEN, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded under Document No. 200109072 of the Official Public Records of Travis County, Texas.

TRACT 3 (Terrace V Office Building): Lot 3, Block “B” of THE TERRACE SECTION SEVEN, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded under Document No. 200100072 of the Official Public Records of Travis County, Texas; TOGETHER WITH (i) a non-exclusive easement for vehicular and pedestrian traffic, created in that certain Declaration of Easements and Restrictions dated December 4, 2000, recorded in Document No. 2000193470 of the Official Public Records of Travis County, Texas, being over and across a 0.1695 acre parcel of land, more or less, as described in Exhibit “A-1” therein, the same being a portion of Lot 1, Block “E” THE TERRACE SECTION SIX, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded under Document No. 200000362 of the Official Public Records of Travis County, Texas, and (ii) non-exclusive easement for vehicular and pedestrian traffic, created in that certain Declaration of Easements and Restrictions dated May 22, 2002, recorded under Document No. 2002101061 of the Official Public Records of Travis County, Texas, being over and across a portion of Lot 2, Block “B” THE TERRACE SECTION SEVEN, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded under Document No. 200100072 of the Official Public Records of Travis County, Texas, as more particularly described in Exhibit “B” therein.

EXHIBIT B

LIST OF CONTRACTS

1.                                       Janitorial Service Agreements (Morris Janitorial) — 30 day cancellation

a.             Desta One Partnership, Ltd. Agreement dated 10/1/03
b.             Desta Two Partnership, Ltd. Agreement dated 10/1/03
c.             Desta Five Partnership, Ltd. (Terrace V) Agreement dated 5/16/02
d.             Desta Five Partnership, Ltd. (Terrace VII) Agreement dated 5/16/02

2.                                       Elevator Service Agreements (ThyssenKrupp Elevator)

a.             Desta One Partnership, Ltd. Agreement dated 2/23/05 —
                Expires 3/31/2010 or on 30 days notice for non-performance
b.             Desta Two Partnership, Ltd. Agreement dated 2/23/05 —
                Expires 3/31/2010 or on 30 days notice for non-performance
c.             Desta Five Partnership, Ltd. (Terrace V) Agreement dated 2/23/05 —
                Expires 3/31/2010 or on 30 days notice for non-performance
d.             Desta Five Partnership, Ltd. (Terrace VII) Agreement dated 2/23/05 —
                Expires 3/31/2010 or on 30 days notice for non-performance
e.             Desta Five Partnership, Ltd. (Terrace V) Communication Agreement dated 5/24/05 —
                Expires 3/31/2010 or if Terrace V dated 2/23/05 is cancelled for non-performance

3.                                       Monthly Maintenance Agreements (Austin Eagle Management Services, Inc.) — 30 day cancellation

a.             Desta One dated 4/1/05
b.             Desta Two dated 4/1/05
c.             Desta Five dated 4/1/05
d.             Desta Seven dated 4/1/05

4.                                       Garbage Disposal Agreements (Texas Disposal Systems, Inc.) — 30 day cancellation

a.             Desta One Partnership, Ltd. commence 12-19-03
b.             Desta Two Partnership, Ltd. commence 12-19-03
c.             Desta Five Partnership, Ltd. (Terrace V) commence 12-19-03
d.             Desta Five Partnership, Ltd. (Terrace VII) commence 12-19-03

5.                                       Proposal for Security Services (ADT Security Services, Inc.)

a.             The Terrace, dated 8/15/97 (termination 8/15/06)
b.             Desta One, dated 12/5/97 (termination 12/5/06)
c.             Desta Two, dated 6/21/99 (termination 6/21/06)
d.             Desta Seven, dated 4/8/02 (termination 4/8/12)

6.                                       Agreement dated April 20, 2005, between Desta Five Partnership, Ltd. and Vinson & Elkins, L.L.P., regarding funding of Apple Annies Marketplace, Inc. — May cancel 12/31/06

7.                                       Parking Agreements:

a.                                       Advance Resource Computer Systems, Inc., dated May 25, 2005, covering one (1) reserved space in Terrace I garage ending July 13, 2013, at no additional rent.

b.                                      Texas.net dated March 17, 2003, covering six (6) reserved spaces in Terrace II garage on a month-to-month basis at $40 per space per month.

EXHIBIT C

Behringer Harvard Real Estate Investments
Due Diligence Item List for Purchase & Sale Contract

BASE BUILDING INFO

ADA Compliance, studies/reports	Partial (in war room)
Appraisal, Existing	None available
Building Measurement Surveys by Registered Agent	On surveys (copies in box in war room)
Building Permits	(in war room)
Building Plans, Specifications
Paper	(in war room)
CADD Disk	None available
Base Building Certificate of Occupancy	(copies in box in war room)
Covenants, Conditions & Restriction’s (Owner association, condo, etc.)	(copies in box in war room)
Easement Information, existing and pending	On title commitment & surveys (copies in box in war room)
Environmental Site Assessment, Existing	Partial (in war room)
Floor Plans, as leased	(copies in box in war room)
Geotechnical Report, if any	(in war room)
Parking Space Configuration (Surface and Garage if applicable)	On surveys and garage plans (in war room)
Property Condition Report, existing	None available
Roof Reports — If recent re-roof, provide drawings and specifications	None available
Seismic Reports	None available
Site Plans	(in war room)
Survey, existing	(copies in box in war room)

BUILDING SYSTEMS/OPERATIONS

Chiller Eddy Current Testing — Frequency and Results	No such testing done
Emergency/Life Safety Systems, Operating Manual	(in war room)
Ground Fault Testing — Frequency and Results	No such testing done
Infra-red Scans of Electrical System — Frequency and Results	No such testing done
Permits & Licenses — Alarm (including Frequency and Results of testing)	(in war room)
Permits & Licenses — Boiler (including inspection results)	No boilers
Permits & Licenses — Construction	(in war room)

Permits & License — Elevator (including one and five year testing reports)	(in war room)
Permits & License — Engineering	None available
Preventative Maintenance Program	(in war room)
Warranty, Elevator, if applicable	(in war room)
Warranty, HVAC Equipment, if applicable	(in war room)
Warranty, Mechanical, if applicable	(in war room)
Warranty, Roof, if applicable	(in war room)
Work Order Systems & Operating Manuals	(in war room)
Window Washing — Frequency and Results	As needed

FINANCIAL/BUDGETING INFO

Building/Capital Improvements Projects, Current	N/A
Capital Improvements, historical/projected, 3 years	N/A
Balance Sheet, to date	(copies in box in war room)
Budget & Narrative, Current Year	(copies in box in war room)
Invoices, as requested, copies only (typically utility and real estate tax invoices)	(will be available upon request from Midland office)
Security Deposit Listing, Current, LOC’s/Guaranty’s to be transferred	(copy of list in box in war room)
Utility Security Deposits	(copy of list in box in war room)

*** SECTION 3-14 AUDIT ***

*Additional material/reports required for the completion of the 3-14 Audit
(Note:  this audit will also include physical site visits to review original invoices selected from property check register/disbursement journal as noted below)

Detailed general ledger report of revenues and expenses for the prior two years, each quarter for the current year, and to current date for the current year         (copies in box in war room)

Detailed income statements by month for the prior two years and to current date for the current year         (copies in box in war room)

Detail of the cash receipts and disbursements journal (downloaded in Excel if possible) for the full prior year and to current date for the current year         (in general ledger)

Detailed accrued expense listing for each quarter ended during the current year and the prior two years         (in general ledger)

Operating Expense Reconciliations in detail for the three previous years, current year budget, and current year preliminary reconciliation         (copies in box in war room)

Aging Reports, Current and past 6 months (month-by-month)	(copies in box in war room)
Rent Roll, Current	(copies in box in war room)
All leases, amendments and commencement date letters for current and prior year tenants	(copies in box in war room)
Detailed listing of all tenants with termination options	(copy of list in box in war room)
Detailed rent straight-line schedule for each quarter ended during the current year and the prior two years	N/A
Stacking Plan	(copy in box in war room)
Parking garage lease/operating agreement for the prior two years and the current year	N/A
Service contracts for the current year and prior year	(copies in box in war room)
Property tax and personal property tax statements for the current year & prior 2 years	(copies in box in war room)
Utility agreements/power supply agreements for the current year and prior year	N/A
Utilities, prior year and current year invoices	(copies in box in war room)
Representation letter (questions asked Seller by Audit Firm)	N/A

TENANT RELATED INFO

Certificates of Occupancy	(copies in box in war room — no CO’s for Tenants in Terrace I & II)
Insurance Certificate	(copies in box in war room)
Lease Commission Schedule, 3 previous years	(copies in war room)
Occupancy/Vacancy History, 3 previous years	(copies provided in war room)
Retail tenants, sales data and percentage rent billings	N/A
Tenant Contact Information	Donna
Tenant Financial Statements, if available	(very limited, will deliver upon receipt of confidentiality agreements)
Tenant Improvement projects, currently under construction (copy of contract(s))	N/A
Tenant Improvement Schedule, 3 previous years	(in general ledger)

OTHER

Business Licenses	N/A
Covenants, Conditions & Restrictions (Owner association, condo, etc.)	(copies in box in war room)
Flooding Info, Historical	(info on Surveys)
Ground Lease, if any	N/A

Insurance Certificate — Seller	(copies in box in war room)
Insurance Claims, Pending	N/A
Insurance Claims History	N/A
Intellectual Property Documents, if any	N/A
Litigation — Pending	(described in contract)
Management / Leasing Agreement	N/A / (copy in box in war room)
O&M Reports (Asbestos, Mold, etc.)	N/A
Personal Property Inventory including Office Equipment to remain on site	(copies in box in war room)
Photos of the Building	N/A
Security Incident Reports, for prior 24 months	(in war room)
Seismic Reports	N/A
Staffing/Payroll Schedule	N/A
Title commitment policy of Seller, existing	(copy in box in war room)
Title Work — Preliminary	N/A
Title Work — Final	N/A
Website/Domain Information	www.terraceaustin.com (site owned by Colliers)
Zoning Report, existing if available	N/A

EXHIBIT D

RENT ROLL

DESTA ONE PARTNERSHIP, LTD.
RENT ROLL

Suite	Tenant	Occupied Sq.Ft	Vacant Sq.Ft	Monthly Base Rent	Monthly Oper Exp	Total Gross Monthly Rent	Gross Rent Annual Rate	Base Rent Annual Rate	Oper Exp Annual Rate	Lease Commence	Lease Expiration	Rent increases
100	American Academy of Nurse Practitioners	13,077		$10,897.50	$12,695.59	$23,593.09	$21.65	$10.00	$11.65	Feb-04	Jan-14	[Illegible]
130	Porter Roger Dahlman	3,183		$4,244.00	$3,090.16	$7,334.16	$27.55	$15.00	$11.65	Sep-04	Aug-06	[Illegible]
135	Terrace Fitness Center	683		$—	$—	$—	$—	$—	$—
150	Tre__ Services	3,708		$3,553.50	$3,599.85	$7,153.35	$23.15	$11.50	$11.65	Jan-99	Jul-06
200	The CIT Group	2,589		$3,559.88	$2,513.49	$6,073.37	$28.15	$16.50	$11.65	Oct-98	Jan-07
210	Terrace Maint Office	496		$—	$—	$—	$—	$—	$—
215	AccuMed Home Health	1,281		$1,521.19	$1,243.64	$2,764.83	$25.90	$14.25	$11.65	Jan-05	Dec-07	[Illegible]
220	WMA Ferrill & Zielenski	2,559		$2,132.50	$2,484.36	$4,616.86	$21.65	$10.00	$11.65	Oct-98	Sep-06
240	National Bankcard	4,462		$4,811.52	$4,331.86	$9,143.38	$24.59	$12.94	$11.65	Aug-03	Nov-10
260	CWA	8,641		$7,200.83	$8,368.97	$15,589.80	$21.65	$10.00	$11.65	Jun-03	May-10	[Illegible]
300	McCall & Ritchie	4,240		$4,240.00	$4,116.33	$8,356.33	$23.65	$12.00	$11.65	Apr-03	Apr-07	[Illegible]
330	Cornerstone Mortgage	6,303		$8,052.08	$6,119.16	$14,171.24	$26.98	$15.33	$11.65	Feb-98	Nov-07	[Illegible]
320	Kronos Inc.	1,594		$1,793.25	$1,547.51	$3,340.76	$25.15	$13.50	$11.65	May-05	Apr-08	[Illegible]
340	CARad Inc.	2,888		$2,465.13	$2,801.83	$5,266.95	$21.90	$10.25	$11.65	Dec-04	Nov-08	[Illegible]
350			4,428	$—	$—	$—	$—	$—	$—
360	Swertz & Brough	3,845		$3,684.79	$3,732.85	$7,417.64	$23.15	$11.50	$11.65	Jan-05	May-10	[Illegible]
400	Mann Eye Institute	4,708		$5,296.50	$4,570.68	$9,867.18	$25.15	$13.50	$11.65	Aug-98	Jul-08
410	Jenesis Stump	1,715		$2,305.25	$1,664.98	$3,970.23	$27.78	$16.13	$11.65	Nov-98	Oct-08
420	Provident Life	2,024		$1,855.33	$1,964.97	$3,820.30	$22.65	$11.00	$11.65	Feb-04	Jan-08	[Illegible]
430	Philadelphia Insurance	1,589		$2,076.29	$1,542.65	$3,618.94	$27.33	$15.68	$11.65	Jul-04	Jun-07	[Illegible]
450	ARC Systems	9,655		$9,453.85	$9,373.40	$18,827.25	$23.40	$11.75	$11.65	Oct-05	Jul-13	[Illegible]
500	ARC Systems*	30,360		$26,565.00	$29,474.50	$56,039.50	$22.15	$10.50	$11.65	Aug-03	Jul-13	[Illegible]
roof	Voicestream (T-Mobile)			$1,828.95	$—	$1,828.95				Dec-01	Dec-06
	Vacancy x-factor		1,533
	115,460	109,498	5,962	$107,537.35	$105,256.78	$212,794.11
		94.5%	5.2%
	total building	occupied	vacant

* ARC includes 4,436 sq.ft on 4th floor

DESTA TWO PARTNERSHIP, LTD.
RENT ROLL

Suite	Tenant	Occupied Sq.Ft.	Vacant Sq.Ft.	Monthly Base Rent	Monthly Oper Exp	Total Gross Monthly Rent	Gross Rent Annual Rate	Base Rent Annual Rate	Oper Exp Annual Rate	Lease Commence	Lease Expiration	Rent Increases
100	Colliers Oxford	9,898		$16,290.46	$9,774.28	$26,064.74	$31.60	$19.75	$11.85	Dec-99	Nov-11	[Illegible]
140			1,981	$—	$—	$—	$—	$—	$—
150			6,201	$—	$—	$—	$—	$—	$—
200	Authoria, Inc.	17,103		$22,561.70	$16,889.21	$39,450.91	$27.68	$15.53	$11.65	Jan-06	Dec-10	[Illegible]
250			4,475
300	Newgistics, Inc.	18,963		$15,644.48	$18,725.96	$34,370.44	$21.75	$9.90	$11.85	May-03	Apr-07	5/06-$9.90
301	Fluent, Inc.	6,000		$5,750.00	$5,925.00	$11,575.00	$23.35	$11.50	$11.85	Sep-04	Aug-11	[Illegible]
400	Tejas (Westech)	24,963		$38,484.63	$24,650.95	$63,135.59	$30.35	$18.50	$11.85	Dec-99	Feb-07
500	Sigmatel*	24,963		$39,524.75	$24,650.95	$64.175.71	$30.85	$19.00	$11.85	Jan-00	Feb-07	3/06-$19.00
roof	Sprint PCS			$1,380.00	$—	$1,380.00				Mar-00	Feb-10	3/10-$1625.05
roof	Verizon Wireless			$1,750.00	$—	$1,750.00				Dec-01	Nov-06
	Vacancy x-factor		88
	114,635	101,890	12,745	$141,388.01	$100,616.36	$242,002.39
		88.9%	11.1%
	total building	occupied	vacant

* Texas Networking subleases 24,963 sq. ft.

DESTA TWO PARTNERSHIP, LTD.
RENT ROLL

TERRACE V

Suite	Tenant	Occupied Sq.Ft.	Vacant Sq.Ft.	Monthly Base Rent	Monthly Oper Exp	Total Gross Monthly Rent	Gross Rent Annual Rate	Base Rent Annual Rate	Oper Exp Annual Rate	Lease Expiration	Rent Increases
100	Cirrus Logic, Inc.	196,717		$386,057.11	$213,110.08	$599,167.19	$36.55	$23.55	$13.00	06/31/12
	196,717	196,717	0
		100.0%	0.0%
	total building	occupied	vacant

TERRACE 7 BUILDING
RENT ROLL

Suite	Tenant	Occupied Sq.Ft.	Vacant Sq.Ft	Monthly Base Rent	Monthly Oper Exp	Total Gross Monthly Rent	Gross Rent Annual Rate	Base Rent Annual Rate	Oper Exp Annual Rate	Lease Commence	Lease Expiration	Rent increases
100	Vinson & Elkins	114,750		$230,456.25	$110,446.88	$340,903.13	$35.85	$24.10	$11.55	06/15/02	12/31/14
400	Facility Insurance Corp.	3,460		$3,604.17	$3,330.25	$5,934.42	$24.05	$12.50	$11.55	01/01/04	12/31/09	[Illegible]
450	North Star Consultants	5,126		$7,475.43	$4,933.78	$12,408.21	$29.05	$17.50	$11.55	04/01/03	11/30/07	[Illegible]
	North Star Consultants	1,324		$1,103.33	$1,274.35	$2,377.88	$21.55	$10.00	$11.55	05/01/04	11/30/07
500	Gjerset & Lorenz	8,968		$14,199.33	$8,631.69	$22,831.01	$30.55	$19.00	$11.55	08/01/02	10/31/09	[Illegible]
	Gjerset & Lorenz	5,066		$5,488.17	$4,876.03	$10,384.20	$24.55	$13.00	$11.55	02/22/05	11/30/09	[Illegible]
501	Texas Legal Protection	4,505		$6,757.50	$4,336.06	$11,093.56	$29.55	$18.00	$11.55	08/01/02	12/31/09	[Illegible]
525	ClayDesta, L.P.	2,686		$—	$—	$—	$—	$—	$—
550	Bank of America	11,871		$12,880.25	$11,425.84	$24,288.09	$24.55	$13.00	$11.55	05/01/04	08/31/12	[Illegible]
600	Sheshunoff Management	18,313		$27,469.50	$17,626.28	$45,095.76	$29.55	$18.00	$11.55	04/01/03	05/31/13	[Illegible]
650	Morgan Keegan	13,902		$13,902.00	$13,380.88	$27,282.68	$23.55	$12.00	$11.55	10/01/04	08/30/14	[Illegible]
675	Matinee Media	1,270		$1,682.75	$1,222.38	$2,905.13	$27.45	$15.90	$11.55	01/07/05	08/31/09	[Illegible]
roof	Bank of America			$150.00	$—	$150.00				11/01/05	10/31/10	Rooftop Agreement
roof	Cingular			$2,500.00	$—	$2,500.00				11/01/05	10/31/10	Rooftop Agreement
roof	Nextel Communications			$2,500.00	$—	$2,500.00				11/20/03	11/19/08	Rooftop Agreement
	192,214	191,241	973	$330,148.68	$181,484.16	$511,632.86
		99.5%	0.5%
	total building	occupied	vacant

EXHIBIT E

FORM OF SPECIAL WARRANTY DEED

UPON RECORDING RETURN TO:

SPECIAL WARRANTY DEED (separate deed for each Seller)

(Texas)

STATE OF TEXAS	§
§ KNOW ALL MEN BY THESE PRESENTS
COUNTY OF TRAVIS	§ THAT:
§

THIS INDENTURE is made as of January     , 2006, between                                                , LTD, a Texas limited partnership, whose mailing address is c/o                      ,                       (herein called “Grantor”), and [PURCHASER ASSIGNEE:                      , a Texas limited partnership (“Grantee”), whose mailing address is                      ,                       (herein called “Grantee”).

(Wherever used herein the terms “Grantor” and “Grantee” include all the parties to this instrument and the heirs, legal representatives and assigns of individuals, and the successors and assigns of corporations)

WITNESSETH:  That the Grantor, for and in consideration of the sum of Ten and no/100 Dollars ($10.00) and other valuable consideration to the Grantor in hand paid by Grantee, the receipt and sufficiency whereof is hereby acknowledged, by these presents does grant, bargain, sell, alien, remise, release, convey and confirm unto the Grantee, it successors and assigns, all that certain land situated in Travis County, Texas, to wit:

SEE EXHIBIT “A” ATTACHED HERETO AND MADE A PART HEREOF,

together with (i) all the tenements, hereditaments and appurtenances thereto belonging or in anywise appertaining and all buildings and other improvements and fixtures located thereon; (ii) to all rights, privileges and appurtenances pertaining thereto including all of Grantor’s right, title and interest, if any, in and to all rights-of-way, open or proposed streets, alleys, easements, strips or gores of land adjacent thereto; and (iii) all previously assigned [“previously assigned” not to be in deed from W&G Partnership, Ltd.] rights of Declarant pursuant to the Declaration of Covenants, Conditions and Restrictions of the Terrace Planned Unit Development recorded in Book 12740, Page 2604 of the Official Records of Travis County, Texas, and the Restrictive

Covenants of the Terrace PUD as recorded in Book 10252, Page 135 of the Official Records of Travis County, Texas (hereinafter collectively the “Property”).

TO HAVE AND TO HOLD the Property in fee simple, together with all and singular the rights and appurtenances thereto in anywise belonging, the Grantor hereby covenants with said Grantee that it is lawfully seized of said land in fee simple; that it has good right and lawful authority to sell and convey said land; that it hereby fully WARRANTS AND FOREVER DEFEND the title to the Property against the lawful claims of all persons claiming by, through or under Grantor, but against none other, subject, however, to the liens securing payment of ad valorem taxes for the current and subsequent years, as well as to all easements of record in Travis County, Texas, and all reservations, covenants, conditions and restrictions which are applicable to the Property which are more particularly described on Exhibit B hereto.

IN WITNESS WHEREOF, the Grantor has caused these presents to be executed in manner and form sufficient to bind it as of the day and year first above written.

__________________________________ (NAME OF GRANTOR)

[ATTACH NOTARY ACKNOWLEDGMENT]

EXHIBIT A
(to Warranty Deed)

Legal Description of Real Property

EXHIBIT F

FORM OF BILL OF SALE
(Separate for each Seller)

BILL OF SALE

THIS BILL OF SALE (“Bill of Sale”), is made as of January     , 2006, between                      , a Texas limited partnership (collectively the “Seller”), and [PURCHASER]                      , a                       (“Buyer”).

WHEREAS, pursuant to the terms of that certain Purchase and Sale Agreement, dated as of February     , 2006, by and between                       and Seller (the “Sale Agreement”), Seller agreed to sell to Buyer, inter alia, certain real property, the improvements located thereon and certain rights appurtenant thereto (collectively, the “Real Property”), all as more particularly described in the Sale Agreement, located in the City of Austin, County of Travis, State of Texas and commonly known as the “Terraces”, as more particularly described in Exhibit A attached thereto and incorporated herein by this reference; and

WHEREAS, by Warranty Deed of even date herewith, Seller conveyed the Real Property to Buyer and by Assignment of even date herewith, Seller assigned to Buyer all of Seller’s rights under certain leases (collectively, the “Leases”) relating to the Real Property, as more particularly described in such Assignment; and

WHEREAS, in connection with the above described conveyance Seller desires to sell, transfer and convey to Buyer the tangible personal property as hereinafter described.

NOW, THEREFORE, in consideration of the receipt of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration paid in hand by Buyer to Seller, the receipt and sufficiency of which are hereby acknowledged, Seller has GRANTED, CONVEYED, SOLD, TRANSFERRED, SET OVER and DELIVERED and by these presents does hereby GRANT, SELL, TRANSFER, SET OVER and DELIVER to Buyer, its legal representatives, successors and assigns, and Buyer hereby accepts all right, title and interest in and to the following personal property  (herein collectively called the “Personal Property”):

the items specifically described in Attachment One to this Bill of Sale (which includes all tangible personal property owned by Seller that is located on the Real Property and used in the ownership, operation and maintenance of the Real Property, but excluding therefrom Seller’s furniture and personal property located in Suite 525 of Terrace VII unless such personal property is specifically listed in Attachment One)[as to Desta Five only]; and all books, records and files of Seller relating to the Real Property and the Leases, but specifically excluding therefrom the items described as Confidential Materials (as such term is defined in the Sale Agreement).

This Bill of Sale is made without any covenant, warranty or representation by, or recourse against, Seller, as more expressly set forth in the Sale Agreement and the documents executed in connection therewith.

This Bill of Sale may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

If any term or provision of this Bill of Sale or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Bill of Sale or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Bill of Sale shall be valid and enforced to the fullest extent permitted by law.

IN WITNESS WHEREOF, the undersigned have executed this Bill of Sale as of the date first set forth hereinabove.

SELLER:

EXHIBIT A
(to Bill of Sale)

Legal Description of Real Property

EXHIBIT G

FORM OF ASSIGNMENT OF TENANT LEASES

ASSIGNMENT AND ASSUMPTION OF SPACE LEASES

THIS ASSIGNMENT AND ASSUMPTION OF SPACE LEASES (this “Assignment”), is made as of                      , 2006 (the “Effective Date”), between [SELLER ASSIGNOR] (“Assignor”), and [PURCHASER ASSIGNEE]                      , a Texas corporation (“Assignee”).

W I T N E S S E T H:

WHEREAS, pursuant to the terms of that certain Purchase and Sale Agreement, dated as of February      , 2006, by and between Assignor and Assignee (the “Sale Agreement”), Assignor agreed to sell to Assignee, inter alia, certain real property, the improvements located thereon and certain rights appurtenant thereto (collectively, the “Real Property”), all as more particularly described in the Sale Agreement, located in the City of Austin, County of Travis, State of Texas and commonly known as the “Terraces”, as more particularly described in Exhibit A attached thereto and incorporated herein by this reference. Initially capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Sale Agreement; and

WHEREAS, the Sale Agreement provides, inter alia, that Assignor shall assign to Assignee certain leases and that Assignor and Assignee shall enter into this Assignment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.             Assignment. Assignor hereby assigns, sets over and transfers to Assignee all of Assignor’s right, title and interest in, to and under the space leases with the tenants of the Real Property identified on Exhibit B attached hereto and incorporated herein by this reference, and all guaranties of, or relating to, those leases and/or any portion of any lease, if any (collectively, the “Leases”).

2.             Assumption. Assignee, for itself and its successors and assigns, (i) hereby accepts the foregoing assignment, and (ii) agrees to, and hereby does, assume and agree to keep, pay, perform, observe and discharge all of the terms, covenants, conditions, agreements, provisions and obligations contained in Leases to be kept, paid, performed, observed and discharged by the landlord thereunder from and after the Effective Date, including without limitation, the payment of all broker’s commissions and tenant improvement allowances approved by Assignee pursuant to the Sale Agreement.

3.             Indemnity. Assignee agrees to indemnify, defend and hold harmless Assignor from and against all claims, liabilities, damages and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) which may be asserted against or imposed on or incurred by Assignor by reason of Assignee’s failure to perform any of its obligations under the Leases to be paid or performed after the Effective Date, and including, without limiting the generality of the foregoing, by reason of (but only to the extent same have been either delivered by Assignor to

Assignee or credited against the Purchase Price) Assignee’s disposition of any of the Security Deposits. Assignor hereby agrees to indemnify, defend and hold harmless Assignee from and against all claims, liabilities, damages and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) which may be asserted against or imposed on or incurred by Assignee by reason of Assignor’s failure to pay or perform any of its obligations under the Leases prior to he Effective Date, and including, without limiting the generality of the foregoing, by reason of any of the Security Deposits which Assignor either did not assign to Assignee or for which Assignee did not receive credit against the Purchase Price.

4.             Attorneys’ Fees. In the event of any action between Assignor and Assignee seeking enforcement or interpretation of any of the terms and conditions to this Assignment, the prevailing party in such action, whether by fixed judgment or settlement, shall be entitled to recover, in addition to damages, injunctive or other relief, its actual costs and expenses, including, but not limited to, actual attorneys’ fees, court costs and expert witness fees. Such costs shall include attorneys’ fees, costs and expenses incurred in (a) post-judgment motions, (b) contempt proceedings, (c) garnishment, levy and debtor and third-party examination, (d) discovery, and (e) bankruptcy litigation.

5.             Successors. This Assignment shall inure to the benefit of Assignor and Assignee, and their respective heirs, assigns and successors in interest.

6.             Miscellaneous. This Assignment and the obligations of the parties hereunder shall survive the closing of the transaction referred to in the Sale Agreement and shall not be merged therein, shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns, shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be wholly performed within said State and may not be modified or amended in any manner other than by a written agreement signed by the party to be charged therewith.

7.             Severability. If any term or provision of this Assignment or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Assignment or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Assignment shall be valid and enforced to the fullest extent permitted by law.

8.             Counterparts. This Assignment may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the date first set forth hereinabove.

                     , Ltd.

ASSIGNEE:

            By:

EXHIBIT A
(to Assignment of Leases)

Legal Description of Real Property

EXHIBIT B
(to Assignment of Leases)

List of Leases

EXHIBIT H

FORM OF ASSIGNMENT OF INTANGIBLE PROPERTY

ASSIGNMENT OF INTANGIBLE PROPERTY

THIS ASSIGNMENT OF INTANGIBLE PROPERTY (this “Assignment”), is made as of                      , 2006 (the “Effective Date”), between [SELLER ASSIGNEE] (the “Assignor”), and [PURCHASER ASSIGNEE]                      , a Texas limited partnership  (“Assignee”).

W I T N E S S E T H:

WHEREAS, pursuant to the terms of that certain Purchase and Sale Agreement dated February     , 2006, and entered into by and between Assignor and Assignee (the “Sale Agreement”), Assignor agreed to sell to Assignee, inter alia, certain real property, the improvements located thereon and certain rights appurtenant thereto (collectively, the “Real Property”), all as more particularly described in the Sale Agreement, located in the City of Austin, County of Travis, State of Texas and commonly known as the “Terraces”, as more particularly described in Exhibit A attached thereto and incorporated herein by this reference. Initially capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Sale Agreement; and

WHEREAS, the Sale Agreement provides, inter alia, that Assignor shall assign to Assignee rights to certain intangible property and that Assignor and Assignee shall enter into this Assignment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.    Assignment of Contracts, Licenses and Permits. Assignor hereby assigns, sets over and transfers to Assignee all of Assignor’s right, title and interest in, to and under the following, if and only to the extent the same may be assigned or quitclaimed by Assignor without expense to Assignor, except as provided below:

the contracts, subcontracts and agreements relating to the Real Property and the Personal Property (including all contracts, subcontracts and agreements relating to the construction of any unfinished tenant improvements), which are described in Exhibit A attached hereto and incorporated herein by this reference (herein collectively called the “Contracts”); and

to the extent that the same are in effect as of the date hereof, any licenses, permits and other written authorizations necessary for the use, operation or ownership of the Real Property (herein collectively called the “Licenses and Permits”); and

all plans and specifications pertaining to all existing improvements located on the Property and (to the extent any such plans and specifications have been prepared and are the property of Assignor) all improvements contemplated to be constructed on the Property, including but not limited: to all traffic, hydrology, environmental, soils, and related studies and reports; engineering drawings and materials; architectural renderings, drawings, and plans and specifications;  all applications, responses, permits and authorizations with any governmental and quasi-governmental agencies; all other work product produced by any of Assignor’s consultants (except for attorney-client privileged documents); and other similar work and documents pertaining to the Property, it being understood that the intent of the parties is that any and all non-privileged documents that pertain in any manner to the development of the Property are being assigned to Assignee; and

the rights of Assignor (if any) to the name “the Terrace” (it being acknowledged by Assignee that Assignor does not have exclusive rights (and in fact may have no rights) to use such name and Assignor has not registered the same in any manner); and

any guaranties and warranties in effect with respect to any portion of the Real Property or the Personal Property as of the date hereof (any transfer fees to be paid by Assignor); and

any architectural and engineering drawings and plans which are the property of Assignor pertaining to any tenant improvements.

2.             Release and Authorization to Work with Assignee. For purpose of effectuating the assignments to Assignee as set forth in this agreement, Assignor hereby expressly releases any consultant, engineer, architect, governmental or quasi-governmental agency, and related persons or entities (but not any of Assignor’s attorneys) from any confidentiality, non-competition or exclusive representation requirements with respect to any communication and on-going work with Assignee, and Assignor expressly authorizes any such consultant, engineer, architect, governmental or quasi-governmental agency, and related persons or entities, to represent and work for or with Assignee with respect to the continuing development of the Property.

3.             Allocation of Costs and Expenses. Assignor shall be responsible for all costs and expenses incurred in the preparation of any Intangible Property up to the Closing Date, and shall indemnify and hold Assignee harmless therefrom. Assignee shall be responsible for all costs and expenses incurred in the preparation of any Intangible Property beginning on and following the Closing Date which have been disclosed by Assignor and expressly assumed by Assignee, and shall indemnify and hold Assignor harmless therefrom.

4.    Miscellaneous. This Assignment and the obligations of the parties hereunder shall survive the closing of the transaction referred to in the Sale Agreement and shall not be merged therein, shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns, shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be wholly performed within said State and may not be modified or amended in any manner other than by a written agreement signed by the party to be charged therewith.

5.    Severability. If any term or provision of this Assignment or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Assignment or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Assignment shall be valid and enforced to the fullest extent permitted by law.

6.    Counterparts. This Assignment may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the date first set forth hereinabove.

                     , Ltd.

EXHIBIT A
(to Assignment of Intangible Property)

List of Contracts
(service, supply, maintenance, utility and commission agreements, and all equipment leases, and guaranties and warranties, if any)

EXHIBIT I

FORM OF NOTICE TO TENANTS

NOTICE OF SALE

(To Tenants, Regarding Assignment and Assumption of Space Leases)

TO:	[name of tenant] [address]

[DATE]

RE: Notice of Change of Ownership of TERRACE                      , City of Austin, Travis County, Texas (the “Property”).

To Whom It May Concern:

You are hereby notified that [insert name of respective owner]:                      (“Seller”), the current owner of the above referenced Property and the current owner of the landlord’s interest in your lease in the Property, has sold the Property to Harvard Property Trust, LLC (“New Owner”), as of the above date. In connection with such sale, Seller has assigned and transferred its interest in your lease and your security deposit thereunder in the amount of $                      (the “Security Deposit”) to New Owner, and New Owner has assumed and agreed to perform all of the landlord’s obligations under your lease (including any obligations set forth in your lease or under applicable law to repay or account for the Security Deposit) from and after such date. New Owner acknowledges that New Owner has received and is responsible for the Security Deposit.

Accordingly, (a) all your obligations under the lease from and after the date hereof, including your obligation to pay rent, shall be performable to and for the benefit of New Owner, its successors and assigns, and (b) all the obligations of the landlord under the lease, including any obligations thereunder or under applicable law to repay or account for the Security Deposit, shall be the binding obligation of New Owner and its successors and assigns. Unless and until you are otherwise notified in writing by New Owner, the address of New Owner for all purposes under your lease is:

ClayDesta, L.P., will continue to manage your building and there should be no significant changes in the day-to-day operation of the Property.

[Name of Purchaser] Harvard Property Trust, LLC

[NAME OF PROPERTY OWNER]

New Owner acknowledges and accepts the matters state above.

[PURCHASER / ASSIGNEE:]

                     , LP

     By:

            By:

EXHIBIT J

FORM OF SELLER’S NON-FOREIGN CERTIFICATE
(Separate for each Seller)

NON-FOREIGN CERTIFICATE

Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform [Purchaser]                      , a Texas limited partnership (the “Transferee”) that withholding of tax is not required upon the disposition of a United States real property interest by                       (the “Seller”), the undersigned hereby certifies the following on behalf of Seller:

1.    Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations); and

2.    Seller is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii) of the Income Tax Regulations issued under the Internal Revenue Code.

3.    Seller’s U.S. employer tax identification number is                     ; and

Seller’s office address is ___________________________________________

__________________________________________.

Seller understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

The undersigned declares that the undersigned has examined this certification and to the best of the undersigned’s knowledge and belief it is true, correct and complete, and the undersigned further declares that such party has authority to sign this document on behalf of Seller.

Certified, sworn to and subscribed before me this day of , 2006.

Notary Public

My Commission Expires:

(NOTARIAL SEAL)

EXHIBIT K

LIST OF PENDING LITIGATION

Desta Five Partnership, Ltd., vs. Kone, Inc., Cause No. 403947, 201st Judicial District, Travis County, Texas.

EXHIBIT L

MEMORANDUM OF AGREEMENT

This Memorandum of Agreement is entered into by and between Desta Five Partnership, Ltd. (“Desta”) and Harvard Property Trust, LLC (“Harvard”), pursuant to that certain Purchase and Sale Agreement dated May     , 2006, and is as follows:

Desta commissioned the creation of the Phoenix IV Sculpture which was erected on Lot 1, Block E, The Terrace, Section Six, City of Austin, Travis County (the “Property”), near the northeast corner of the intersection of Via Fortuna Drive and Tuscan Terrace.

Desta conveyed the Property to Harvard by Special Warranty Deed dated                      , 2006.

Harvard hereby covenants and agrees that Harvard, its successors and assigns shall not remove all or any part of the Phoenix IV sculpture from its location on the Property prior to                      , 2031.

Harvard further agrees such agreement is hereby imposed as a covenant on the Property. Harvard may remove such Sculpture if damaged and not susceptible to repair upon the payment of costs deemed reasonable by Harvard.

Executed by the undersigned effective as of                      , 2006.

Desta Five Partnership, Ltd.
By:	Desta Five Development Corp.
By:
L. Paul Latham
President

Harvard Property Trust, LLC
By:
President

[ATTACH NOTARY ACKNOWLEDGMENT]

EXHIBIT M

COMMISSION AGREEMENTS

Suite	Tenant (per rent roll)	Broker	Agreement Status

Terrace I

100	American Academy of Nurse Practitioners	Quick & Co.	Signed Agreement will be provided
130	Porter Rogers Dahlman	Unknown	Lease renewed at least once w/o commission
135	Terrace Fitness Center	None	N/A
150	Trellis Services	Unknown	Lease renewed at least once w/o commission
200	The CIT Group	Unknown	Lease renewed at least once w/o commission
210	Terrace Maint Office	None	N/A
215	AccuMed Home Health	None	N/A
220	WMA Ferrill & Zielinski	Capital Leasing	Signed Agreement will be provided
240	National Bankcard	None	N/A
260	CWA	Jackson & Cooksey	Partially executed agreement will be provided
300	McCall & Ritchie	None	N/A
330	Cornerstone Mortgage	Unknown	Lease renewed at least once w/o commission
320	Kronos Inc.	Trammell Crow	Signed Agreement will be provided
340	CARad Inc.	None	N/A
360	Swartz & Brough	None	N/A
400	Mann Eye Institute	Unknown	Lease renewed at least once w/o commission
410	Jenesta Sturrup	Unknown	Lease renewed at least once w/o commission
420	Provident Life	Trammell Crow	Signed Agreement will be provided
430	Philadelphia Insurance	Trammell Crow	Signed Agreement will be provided
450	ARC Systems	Herron & Williams	Partially executed agreement will be provided
roof	Voicestream (T-Mobile)	None	N/A

Terrace II

100	Colliers Oxford	None	N/A
200	Authoria, Inc.	CRESA	Signed Agreement will be provided
300	Newgistics, Inc.	None	N/A
301	Fluent, Inc.	CB Richard Ellis	Signed Agreement will be provided
400	Tejas (Westech)	None	N/A
500	Sigmatel	None	N/A
roof	Sprint PCS	None	N/A
roof	Verizon Wireless	None	N/A

Terrace V

100	Cirrus Logic, Inc.	NAI Commercial	Signed Agreement will be provided

Terrace VII

100	Vinson & Elkins	Trammell Crow	Signed Agreement will be provided
400	Facility Insurance Corp.	Hill Partners	Partially executed agreement will be provided
450	North Star Consultants	None	N/A
500	Gjerset & Lorenz	CB Richard Ellis	Partially executed agreement will be provided
501	Texas Legal Protection	None	N/A
525	ClayDesta, L.P.	None	N/A
550	Bank of America	Trammell Crow	Signed Agreement will be provided
600	Sheshunoff Management	Staubach Company	Signed Agreement will be provided
650	Morgan Keegan	Trammell Crow	Signed Agreement will be provided
675	Matinee Media	None	N/A
roof	Bank of America	None	N/A
roof	Cingular	None	N/A
roof	Nextel Communications	None	N/A

EXHIBIT N

MANAGEMENT AGREEMENT

[To be attached by Amendment]

EXHIBIT O

DEVELOPMENT AGREEMENT

[To be attached by Amendment]

EXHIBIT P

PROMISSORY NOTE

[To be attached by Amendment]

EXHIBIT Q

DEED OF TRUST

[To be attached by Amendment]